SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. __)

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GERMAN AMERICAN BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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GERMAN AMERICAN BANCORP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 15, 2014

We are pleased to notify you that we will hold the 2014 annual meeting of our shareholders on Thursday, May 15, 2014, at 6:30 P.M., Eastern Time, at the Klub Haus 61, 2031 Newton Street, Jasper, Indiana, for the following purposes:

1.	to elect three directors, each to serve until the 2017 annual meeting of shareholders;

2.	to approve, on an advisory basis, the compensation of our executive officers who are named in the compensation disclosures in the accompanying Proxy Statement;

3.	to approve, on an advisory basis, the appointment of Crowe Horwath LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014; and

4.	to transact such other business as may properly come before the meeting.

Our Board of Directors has established the close of business on March 7, 2014 as the "record date" for this annual meeting. This means that you are entitled to vote at this meeting (in person or by legally-appointed proxy) if our stock records show that you owned our Common Shares at that time.

We invite you to attend this annual meeting in person. Even if you plan to attend, please complete, sign and date the accompanying proxy and return it to our agent promptly in the enclosed postage-paid envelope - or, vote by Internet or by telephone by following the instructions in the accompanying Proxy Statement.

GERMAN AMERICAN BANCORP, INC.

CLAY W. EWING
Secretary

April 1, 2014
Jasper, Indiana

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PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS OF
GERMAN AMERICAN BANCORP, INC.

to be held May 15, 2014

INTRODUCTION

The Board of Directors of German American Bancorp, Inc. is soliciting proxies from shareholders for its use at the 2014 annual meeting of shareholders, and at any adjournment or adjournments of that meeting. The annual meeting is scheduled to be held on Thursday, May 15, 2014, at 6:30 P.M., Eastern Time, at the Klub Haus 61, 2031 Newton Street, Jasper, Indiana.

To improve readability, German American Bancorp, Inc., which has prepared this proxy statement, will sometimes speak in this document in the first-person (using words such as "we" or "our" or "us") and will address its shareholders using second-person words (such as "you" or "your"). We will also sometimes refer to German American Bancorp, Inc., as "the Company." References to the Board of Directors of the Company in this proxy statement will usually be shortened to "our Board." References to our “Proxy Committee” will refer to Messrs. Chris A. Ramsey and Thomas W. Seger, who are designated by the proxy cards that accompany this proxy statement as being the persons who are authorized to vote at the annual meeting those shares that are owned of record by shareholders that sign and return such proxy cards.

We are mailing this proxy statement, together with our 2013 annual report (Form 10-K), a proxy card and an invitation to attend our annual meeting, to our shareholders on or about April 1, 2014.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 15, 2014:

This Proxy Statement and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, are available free of charge at www.edocumentview.com/GABC.

INFORMATION ABOUT THE MEETING AND VOTING

Purposes of the Meeting

The purposes of the annual meeting are:

1.	To elect three directors, each to serve until the 2017 annual meeting;

2.	To approve, on an advisory basis, the compensation of our executive officers who are named in the compensation disclosures in the accompanying Proxy Statement;

3.	To approve, on an advisory basis, the appointment of Crowe Horwath LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014; and

4.	To transact such other business as may properly come before the meeting.

Shareholders Entitled to Vote at the Meeting

Our Board has established the close of business on March 7, 2014 as the "record date" for this annual meeting. This means that you are entitled to vote at this meeting (and any adjournments) if our records show that you owned our Common Shares at that time. As of this record date, 13,175,350 of our common shares were issued and outstanding, held by approximately 3,499 registered shareholders of record. Each issued and outstanding Common Share as of the record date is entitled to one vote on each matter properly to come before the annual meeting and can be voted only if the record owner of that share, determined as of the record date, is present in person at the meeting or represented by proxy.

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Voting Shares By Proxy That You Hold In Your Name

You have three choices:

•	VOTE BY INTERNET - www.envisionreports.com/GABC. Use the Internet to transmit your voting instructions up until 1:00 A.M. Central Time on May 15, 2014. Have your proxy card in hand when you access the web site. Follow the steps outlined on the secured website.

•	VOTE BY PHONE - 1-800-652-VOTE (8683). Call toll free within the United States, Canada, and Puerto Rico any time on a touch tone telephone up until 1:00 A.M. Central Time on May 15, 2014. There is NO CHARGE to you for the call. Have your proxy card in hand when you call. Follow the instructions provided by the recorded message.

•	VOTE BY MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or mail it to Proxy Services, c/o Computershare Investor Services, P O Box 43102, Providence, RI 02940-5068.

Voting Shares That You Hold in Brokerage or Similar Accounts

Many shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. If you hold your shares in one of these ways, you are considered a beneficial owner, not a record owner, and you therefore have no direct vote on any matter to come before the annual meeting. Your broker, bank, or nominee will send you voting instructions for you to use in directing the broker, bank or nominee in how to vote your shares. Your broker, bank or nominee may allow you to deliver your voting instructions via the telephone or the Internet.

If you hold your shares through a broker and you do not timely provide your broker with specific instructions on how to vote your shares, your broker will not be authorized to cast a vote on your behalf on Proposal 1 or 2 but will be authorized to cast a vote on your behalf, in its discretion, on Proposal 3. In such cases, a "broker non-vote" may be entered with respect to your shares on Proposals 1 and 2 to reflect that your broker was present with respect to your shares at the meeting but was not exercising voting rights on your behalf with respect to those shares.

Your Voting Options on Each of the Proposals

You may vote "for" or "withhold" (meaning you choose to withhold from our Proxy Committee your authority to vote) with respect to the election of each nominee for director (Proposal 1 on the proxy card).

You may vote "for," "against" or "abstain" with respect to:

•	the nonbinding advisory proposal on the approval of the compensation of our executive officers (Proposal 2 on the proxy card),

•	the nonbinding advisory proposal on the approval of the appointment of Crowe Horwath LLP (Proposal 3 on the proxy card), and

•	any other proposal that may properly be brought before the meeting (Proposal 4 on the proxy card; if you return a proxy card, you will appoint our Proxy Committee as your proxy to vote "for," "against" or "abstain" with respect to your shares, and will have no opportunity on the proxy card to direct the Proxy Committee as to such proposals due to their presently unknown nature).

Our Board's Voting Recommendations

Our Board recommends that you vote:

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•	FOR the election as directors of the three individuals named as its nominees in this proxy statement (Proposal 1 on the proxy card)

•	FOR approval, on an advisory basis, of the compensation of our executive officers who are named in the compensation disclosures in this Proxy Statement (Proposal 2 on the proxy card); and

•	FOR the approval, on an advisory basis, of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014 (Proposal 3 on the proxy card).

If any other matter is properly brought before the annual meeting, the Company - through the individuals named on the enclosed proxy card acting as our "Proxy Committee," or their designees, and pursuant to the blanket authorization granted under the proxy card - will vote your shares on that matter in accordance with the discretion and judgment of the Proxy Committee.

Required Votes to Approve Each Proposal

Three positions on our Board are scheduled to be filled by vote of the shareholders at the annual meeting. As a shareholder, you are entitled to cast one vote per share for each of up to three nominees for election as directors at the annual meeting, but you may not cumulate your votes (in other words, you may not cast votes representing three times the number of your shares entitled to vote in favor of a single nominee). Directors are elected from among the nominees by a plurality of the votes that are cast among all nominees; this means the individuals whose names are validly placed into nomination at the meeting who receive the three highest numbers of votes cast "for" their election will be elected as directors of the Company. If there are only three individuals who are validly placed into nomination at the annual meeting, and assuming a quorum is established and a vote is held on the election at which each of such nominees receives at least one vote, then all of the three nominees will be elected, regardless of the number of "broker non-votes" or "withhold" instructions our Proxy Committee may have received with respect to one or more of such nominees on the proxy cards or voting instructions that are returned to us.

A majority of the votes cast at the meeting will approve: (i) the proposal to approve on an advisory basis the compensation of our named executive officers; (ii) the proposal to approve the appointment of Crowe Horwath LLP and (iii) all other matters that arise at the annual meeting.

Please note, however, that because the votes on the compensation of our named executive officers and on the appointment of Crowe Horwath LLP are each advisory in nature, the results of such votes will not be binding upon our Board or its committees.

Quorum

Indiana law provides that any shareholder action at a meeting requires that a quorum exist with respect to that meeting. Once a share is represented for any purpose at a meeting, it is deemed by Indiana law to be present for quorum purposes for the remainder of the meeting and (unless a new record date is or must be set for any such adjournment) any adjournment of that meeting.

A majority of the common shares entitled to vote at this meeting, present either in person or by proxy, will constitute a quorum for all purposes at the meeting. If a quorum should not be present, the annual meeting may be adjourned from time to time until a quorum is obtained.

Shares held of record by shareholders who (in person or by proxy) abstain from voting on any or all proposals (and shares represented by "broker non-votes," described above under "Voting Shares That You Hold in Brokerage or Similar Accounts") will be included in the number of shares present at the meeting for purposes of determining the presence of a quorum. However, abstentions and broker non-votes as to any proposal will not be considered to be votes that have been "cast" on that proposal and therefore will not affect the outcome of the vote on any proposals described by this Proxy Statement.

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Voting on Possible Other Matters

We are not aware that any person intends to propose that any matter, other than the three numbered proposals specifically described by this Proxy Statement, be presented for consideration or action by our shareholders at our annual meeting. If any such other matter should properly come before the meeting, however, favorable action on such matter would generally require the affirmative vote of a majority of the votes cast, unless our articles of incorporation or bylaws or applicable law require otherwise. If you vote by proxy, you will be granting our Proxy Committee authority to vote your shares on any such other matter in accordance with their discretion and judgment.

Revocation of Proxies or Voting Instructions

A shareholder of record who has delivered a proxy card in response to this solicitation may revoke it before it is exercised at the annual meeting by executing and delivering a timely and valid later-dated proxy, by voting by ballot at the meeting or by giving written notice to the Secretary. If a shareholder of record has voted via the Internet or by telephone, such shareholder may also change that vote with a timely and valid later Internet or telephone vote, as the case may be, or by voting by ballot at the meeting. Attendance at the meeting will not have the effect of revoking a proxy unless a shareholder gives proper written notice of revocation to the Secretary before the proxy is exercised or the shareholder votes by ballot at the meeting. Beneficial owners who have directed their broker, bank or nominee as to how to vote their shares should contact their broker, bank or nominee for instructions as to how they may revoke or change those voting directions.

Solicitation of Proxies

Our Board is making this solicitation of proxies for our annual meeting. Our Company will bear all costs of such solicitation, including the cost of preparing and mailing this proxy statement and the enclosed form of proxy. After the initial mailing of this proxy statement, proxies may be solicited by mail, telephone, facsimile transmission or personally by directors, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held by them for the accounts of beneficial owners, and we will pay their reasonable out-of-pocket expenses.

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PROPOSAL 1
ELECTION OF DIRECTORS

Our full Board currently consists of twelve directors, of whom eleven served on our Board at the time of the 2013 annual meeting of the Company's shareholders and one (Raymond W. Snowden) was elected to our Board effective February 1, 2014.

Our Board is divided into three classes, and directors in each class serve a three-year term. The terms of each class expire at successive annual meetings so that the shareholders elect one class of directors at each annual meeting. The current classification of our Board is:

Terms expiring at this annual meeting:	Christina M. Ernst, Gene C. Mehne, M. Darren Root, and Mark A. Schroeder

Terms expiring at the 2015 annual meeting:	U. Butch Klem, Chris A. Ramsey, Raymond W. Snowden, and Michael J. Voyles

Terms expiring at the 2016 annual meeting:	Douglas A. Bawel, Marc D. Fine, J. David Lett, and Thomas W. Seger

Mr. Mehne is not eligible to stand for re-election at this year’s annual meeting because he has attained the mandatory retirement age specified by our Company’s bylaws. The Board has determined not to nominate any person to succeed Mr. Mehne on the Board and has determined to reduce its size by one seat to a total of eleven members effective at the time of this year’s annual meeting of shareholders. Correspondingly, the class of directors that will be elected at this year’s annual meeting is also reduced by one seat and will consist of three directors.

Our Board, on the recommendation of the Governance/Nominating Committee, has nominated Ms. Ernst and Messrs. Root and Schroeder for re-election at this year's annual meeting. If re-elected, each of our Board's three nominees will serve on our Board until the annual meeting in 2017, or until his or her successor is duly elected and qualified in accordance with the Company's Bylaws. If any of these nominees should become unable to accept election, our Proxy Committee may vote for other person(s) selected by our Board. Our Board has no reason to believe that any of the nominees will be unable to accept election.

The tables below present certain information concerning our Board's nominees for election at this year's annual meeting, followed by information concerning those Board members who are not standing for election this year and whose term of office will continue after the annual meeting. This information includes their present principal occupations, which have been the same for the last five years, unless otherwise noted. The biographies of each of the nominees and continuing directors below contain information regarding the experiences, qualifications, attributes or skills that caused the Governance/Nominating Committee and our Board to determine that the person should be re-elected (or should continue to serve even if not standing for re-election) as a director for the Company in 2014.

Following these tables is information concerning our corporate governance and committee structures. We have noted in the tables the Committee memberships of those directors who serve on those standing committees about which information is provided elsewhere in this document, namely our Compensation/Human Resources, Audit, and Governance/Nominating Committees. Our directors also serve on other committees of our Board and the board of directors of the Company's banking subsidiary that are not required to be described by this Proxy Statement and which are therefore not identified in these listings.

Elsewhere in this proxy statement you will find information concerning the numbers of our common shares that are beneficially owned by each of our directors (see "OWNERSHIP OF OUR COMMON SHARES BY OUR DIRECTORS AND EXECUTIVE OFFICERS") and information regarding the compensation of our directors (see "EXECUTIVE AND DIRECTOR COMPENSATION"). We urge you to review all of this information when deciding how to vote on Proposal 1.

Our Board recommends that you vote FOR all three of the nominees named below.

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Nominees for Election at the 2014 Annual Meeting:

Christina M. Ernst

Christina M. Ernst, 64, has been a director of the Company since 2004 and presently serves as a member of the Board’s Compensation/Human Resources Committee and the Audit Committee. She has served since 1988 as Chairman and President of Miller Construction Company, Inc., an electrical power line contractor based in Vincennes, Indiana, with approximately 100 employees. Among her duties is overseeing the investment of approximately $700 million of assets of a Taft Hartley benefit fund as a trustee and member of the investment committee. Ms. Ernst previously served on the board of directors of another publicly held community bank holding company based in Vincennes, Indiana, prior to its acquisition by a larger bank in 1998. Our Board believes that Ms. Ernst brings to it varied business and investment management experiences, and knowledge of Vincennes, Indiana and the surrounding Knox County community.

M. Darren Root

M. Darren Root, 53, was appointed to the Board effective January 1, 2013. Mr. Root serves as the Chairman of the Audit Committee of our Board. Mr. Root is President and founding member of Root & Associates LLC, a Bloomington, Indiana-based accounting firm, and CEO of RootWorks LLC, a membership-based consulting firm dedicated to educating small and mid-size accounting firms on technology, practice management, marketing, branding and more. Mr. Root holds CPA, CITP (Certified Information Technology Professional), and CGMA (Chartered Global Management Accountant) credentials. Mr. Root is the author of “The Intentional Accountant” and co-authored the books “The E-Myth Accountant” and “Youtility for Accountants.” He also serves as Executive Editor of CPA Practice Advisor. Our Board believes that Mr. Root’s knowledge base in the areas of accounting, audit, finance, and technology enhances Board and Audit Committee decision-making, and that he brings a depth of knowledge of the Bloomington, Indiana market area to the Board.

Mark A. Schroeder

Mark A. Schroeder, 60, has served as a director of the Company since 1991, as its Chief Executive Officer since 1999 and as its Chairman since 2009. Mr. Schroeder, who was certified as a public accountant in Indiana in 1995, has 41 years of day-to-day banking experience, including experience as the Company's chief lending officer and as the Company's chief financial officer and chief operating officer. Mr. Schroeder is active in Indiana and national industry organizations, including the boards of directors of leading state (1999-2011) and national (2004-2011) community banking industry associations, and since 2007 has served on the Board of Members of the Indiana Department of Financial Institutions, an official agency of the State of Indiana that oversees the banking and finance industry. Our Board believes that Mr. Schroeder's banking industry knowledge and experience, and his insights as CEO, are invaluable.

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Continuing Directors of the Class with Terms Expiring at the 2015 Annual Meeting:

U. Butch Klem

U. Butch Klem, 63, has served as a director of the Company since 2004, is Chairman of the Governance/Nominating Committee of our Board and is a member of its Compensation/Human Resources Committee. Mr. Klem, President and CEO of U.B. Klem Furniture Company, a furniture manufacturer based in Jasper, Indiana, founded that company in 1973, and has grown it to a medium-sized manufacturer employing over 100 people. In the course of managing that growth, Mr. Klem has gained experience in sales, human resources, accounting and finance. Mr. Klem has been our Board's "lead independent director" since 2009, and he provides our Board with leadership as well as his business insights gained from his successful entrepreneurial activities.

Chris A. Ramsey

Chris A. Ramsey, 57, has served as a director of the Company since his election to a newly-created board seat, effective January 1, 2012. Mr. Ramsey is president of Ramsey Development Corp. of Indiana, Inc. (a real estate company based in Tell City, Indiana) and the owner of several businesses in the construction and real estate industry with over 28 years' experience in real estate. Mr. Ramsey has served on the boards of directors of the former Bank of Evansville and the former Tell City National Bank (Tell City, Indiana). Mr. Ramsey therefore brings valuable bank director experience as well as real estate experience to our Board.

Raymond W. Snowden

Raymond W. Snowden, 63, was appointed to our Board effective February 1, 2014, to fill a newly-created Board seat. He is also serving as a member of our Board’s Audit Committee. Mr. Snowden is the Board Chairperson, President & Chief Executive Officer of Jasper, Indiana-based Memorial Hospital and Health Care Center, and has over 30 years of management experience in the health care industry. He also serves as a Board member for the Indiana Hospital Association, Genesis Health Alliance, Vincennes University-Jasper Campus Foundation, and southwestern Indiana Community Patient Safety Coalition, and is a past Board member of the Patoka Valley Healthcare Cooperative and of Dubois Strong (formerly Dubois County Area Development Corporation). Mr. Snowden was appointed as a member of the Jasper Economic Development Commission in 2011 and continues to serve in that capacity. Mr. Snowden therefore brings health care industry knowledge to our Board, as well as insights into economic development initiatives in our heritage banking markets.

Michael J. Voyles

Michael J. Voyles, 65, has served as a director of the Company since 1998 (and as a member of the board of a predecessor banking company for 13 years prior to its affiliation with the Company), and is a member of its Audit Committee. Mr. Voyles, who currently is President of Voyles Properties, LLC (real estate holdings) and M.J.V. Inc. (rental properties), was President of Voyles Supermarket, Inc. (retail groceries) based in Petersburg, Indiana, from 1985 through its sale in January 2009. Our Board has benefited and expects to continue to benefit from the varied business experiences of Mr. Voyles as well as his knowledge of the Petersburg (and surrounding Pike County) Indiana community.

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Continuing Directors of the Class with Terms Expiring at the 2016 Annual Meeting:

Douglas A. Bawel

Douglas A. Bawel, 58, a director of the Company since 2004, is a member of its Compensation/Human Resources Committee, and is Chairman and Chief Executive Officer of Jasper Engines & Transmissions, a $358 million privately-held manufacturer based in Jasper, Indiana, with over 1,800 employees. Mr. Bawel previously served from January 1999 to June 2007 as an outside director of Steel Technologies, Inc., a publicly-held company and served as Chair of its Marketing Management Group and a member of its Audit Committee. Our Board values Mr. Bawel's insights gained from his years of management experience with Jasper Engines and Transmission, and his past experience in serving on another publicly-held company's board of directors.

Marc D. Fine

Marc D. Fine, 54, has served as a director of the Company since his election to a newly-created Board seat, effective January 1, 2012. Mr. Fine was a director of the former Bank of Evansville, having been among its founding director group in 2001. Mr. Fine has practiced business law in Evansville, Indiana since 1984 and was a founding partner of the law firm of Rudolph, Fine, Porter & Johnson, LLP, in Evansville, of which he is presently the Managing Partner. He is also active in many civic and community organizations and is a Commissioner of the Indiana Gaming Commission (since 2008), an official agency of the State of Indiana that oversees the state's gaming industry. Our Board believes that Mr. Fine's experience in business (including the banking business), state government, and law, in addition to his involvement in the Evansville business and civic communities, is of significant benefit to it.

J. David Lett

J. David Lett, 61, a director of the Company since 2000 and a member of its Governance/Nominating Committee, has practiced law for over 32 years with Lett & Jones, a law firm in Martin County, Indiana (part of the Company's southern Indiana market area) that provides legal services to a wide range of individual, governmental and organizational clientele in Martin, Daviess and Dubois Counties. Mr. Lett's professional and civic relationships and stature within these communities position him well to offer valuable insight and perspective on a variety of matters relating to the Company's banking, insurance, investment, and trust services.

Thomas W. Seger

Thomas W. Seger, 56, has served as a director of the Company since his election to a newly-created board seat, effective August 16, 2011 and is Chairman of our Board's Compensation/Human Resources Committee and is a member of our Governance/Nominating Committee. Mr. Seger is vice president of Wabash Valley Produce, a large poultry producer, headquartered in Dubois, Indiana, and president of Simple Transport, which is also located in Dubois. As a result of Mr. Seger's 34 years' of experience in poultry and agriculture, Mr. Seger brings to our Board unique perspectives based on his knowledge of the agricultural industry on a local, regional, and national level.

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Board Leadership Structure

Our Board is led by a lead independent director and by a Chairman of the Board. The lead independent director assists our Board in assuring effective corporate governance and serves as chairperson of meetings of the independent directors that are held without the presence of any directors who may at that time be deemed not to be independent. The lead independent director also chairs meetings of our Board during any meetings or portions of meetings if the Chairman of the Board is absent. The Chairman of the Board chairs meetings of our Board (other than the separate sessions only of the Board's independent directors) and of our shareholders. Mr. Klem is our Board's lead independent director and Mr. Schroeder (our Chief Executive Officer) is our Chairman of the Board.

Our Board believes that this leadership structure is the most appropriate for our Company. Our Board believes that it benefits by the efficiencies achieved in having the role of CEO and Chairman combined in the same individual (Mr. Schroeder), and that the detailed knowledge of our day-to-day operations and business possessed by our Chairman of the Board as a result of his also acting as our CEO greatly enhances the decision-making processes of our Board as a whole. The independence of the Board as a whole is not compromised, however, as a result of the active involvement of Mr. Klem as the designated lead independent director, who is in a position to ensure that the powers and duties of the Chairman are being handled responsibly despite the dual role held by the Chairman as CEO. Furthermore, consistent with NASDAQ listing requirements, the independent directors regularly meet in independent sessions without Mr. Schroeder in attendance.

Director Independence

In accordance with rules of The NASDAQ Stock Market, our Board affirmatively determines the independence of each Director and nominee for election as a Director. Our Board has determined that each of the Directors of the Company (identified above) is independent under the definitions and interpretations of NASDAQ because none of them have any relationship with the Company that, in the opinion of our Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director, except that Mark A. Schroeder is not independent because he is the Chairman and Chief Executive Officer of the Company.

Our Board has not established its own definitions (different from the definitions and interpretations of NASDAQ) for determining whether its members are independent, but rather reviews such independence determinations on the basis of the total mix of information available to our Board at the time of the making of each such determination. Included in this information are any relationships (such as the ordinary course loan transactions by the Company's bank subsidiary with members of our Board and their related persons, or the membership of directors in law firms that may provide legal services to the Company and its subsidiaries) that the Company has or may have with its directors that are disclosed in the Company's most recent proxy statement or that become known to our Board from time to time after the issuance of that proxy statement.

In considering the independence of Directors Fine and Lett, the Board reviewed the Company's relationships with the law firms of which those directors are partners. Both of those law firms have their offices in the geographic markets served by the Company's banking and other subsidiaries. Mr. Lett's firm has served as counsel for the Company's subsidiaries in the past and expects that it may continue to do so in the future. Payments by the Company and its subsidiaries to Mr. Lett's firm for that firm's services during 2013 did not exceed $10,000 and are not expected to exceed $10,000 on an annualized basis in the future. Mr. Fine's firm from time to time represents the interests of the Company and its subsidiaries in legal matters arising in the Evansville area. During 2013, the fees paid to Mr. Fine’s firm (primarily in relation to a single matter that was not being handled by Mr. Fine personally) were approximately $170,000, which is an amount that is less than the threshold dollar amount for such legal fee payments specified by the rules of NASDAQ for determining when such payments would necessarily affect director independence. The fees payable by the Company to Mr. Fine’s law firm had been substantially less than $170,000 in prior years. On the basis of this review, our Board determined that these law firm relationships did not interfere with the ability of either of those two directors to exercise his independent judgment in carrying out his responsibilities as a director of the Company.

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Subsidiary Board Memberships

All members of our Board also serve on the board of directors of German American Bancorp, our wholly-owned bank subsidiary, and, if applicable, upon the same committees of the bank subsidiary board of directors as they serve on our Board. In addition:

•	several of our directors participate in selected meetings of the separate advisory boards of certain banking regions of our bank subsidiary, as follows: Mr. Ramsey and Mr. Snowden, East Region; Ms. Ernst, West Region; Mr. Fine, South Region; Mr. Root, North Region; and Mr. Klem, floats between Regions.

•	Directors Lett, Mehne, Schroeder, Ramsey and Voyles are members of the boards of directors of two of our other principal operating subsidiaries, German American Financial Advisors & Trust Company and German American Insurance, Inc.

Risk Oversight

All members of our Board oversee the management of our Company's affairs directly and through its committees. In doing so, our Board acts at all times with a view to the best interests of our Company and our shareholders. In fulfilling its mandate, our Board, among other matters, is responsible for reviewing the principal risks of our Company's business to ensure the appropriate systems are in place to manage these risks. The Audit Committee of our Board is charged with the responsibility to assist our Board in monitoring our principal financial risks and the processes employed to manage such risks. In discharging its mandate, the Audit Committee of our Board discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management practices.

Committees and Attendance

Our Board held 10 meetings during 2013. All of the directors who acted as such at any time during 2013 attended at least 75% of the aggregate number of meetings of our Board and the committees on which he or she served that were held during 2013.

Our Board has standing committees that address issues relating to audit, executive compensation and nominations:

•	The Audit Committee, presently consisting of Directors Ernst, Mehne, Root, Snowden, and Voyles, met 5 times in 2013. The Audit Committee oversees the Company's accounting and financial reporting processes and the audits of the Company's consolidated financial statements and internal control over financial reporting.

•	The Compensation/Human Resources Committee, presently consisting of Directors Bawel, Ernst, Klem, and Seger, met 2 times during 2013. The Compensation/Human Resources Committee reviews compensation for officers other than executive officers, and makes recommendations to our Board with respect to the compensation of executive officers.

•	The Governance/Nominating Committee, presently consisting of Directors Klem, Lett and Seger, met 2 times during 2013. The Governance/Nominating Committee assists our Board with respect to the composition, performance and functioning of our Board (including the recommendation of nominees for election or appointment to our Board) and the effectiveness of the Company's corporate structure and governance.

Each of the members of the Audit Committee, Compensation/Human Resources Committee and the Governance/Nominating Committee is an independent director, as that term is defined by the listing standards of NASDAQ. In addition, each member of the Audit Committee and of the Compensation/Human Resource Committee satisfies the additional independence requirements specified by those listing standards for audit committee members and compensation committees, respectively.

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Corporate Governance Guidelines

The Board’s Corporate Governance Guidelines are available for review by shareholders in the Corporate Profile - Governance Documents section of the Investor Relations portion of the Company's web site, www.germanamerican.com). These Guidelines address (among other matters):

•	the composition and structure of the board, including the independence of directors and board leadership, each of which are discussed above;

•	the criteria and procedures for assessing the effectiveness and suitability for service of directors and proposed directors;

•	the responsibilities and compensation of directors;

•	the identification, structure and composition of the committees of our Board;

•	the policy of our Board to hold executive sessions of the independent board members (without the presence of management or other directors deemed by our Board not to be independent) in connection with each regularly scheduled Board meeting, and at other times as necessary; and

•	procedures by which shareholders may communicate with our Board.

In addition, the Corporate Governance Guidelines establish expectations for ownership of our common stock by our non-employee directors and our chief executive officer. Under these guidelines, non-employee directors are expected to attain an investment position in shares of our common stock (measured by the same rules as are used for determining the number of shares beneficially owned in our annual meeting proxy statement) equal to a multiple of three times their current annual cash retainer and the chief executive officer is expected to attain an investment position in our common shares equal to three times his or her base salary. Exceptions to these ownership guidelines may be approved by the lead independent Director for good reason.

Director Nominations Process

Our Board adopted a charter for the Governance/Nominating Committee in 2004 and reviewed and confirmed the charter's continued adequacy and effectiveness at its annual reorganization meeting in June 2013. The charter directs the Governance/Nominating Committee to evaluate candidates for nomination by our Board for election to our Board, and specifies that our Board will consider for nomination for election to our Board only those candidates who are recommended for nomination by the Governance/Nominating Committee. A current copy of the charter is available for review by shareholders in the Corporate Profile - Governance Documents section of the Investor Relations portion of the Company's web site, www.germanamerican.com.

In evaluating candidates for membership on our Board, the Governance/Nominating Committee is required by the charter to consider favorably those candidates who, in the Governance/Nominating Committee's judgment, (a) possess demonstrated business and financial judgment, strategic thinking, general management experience or perspective, leadership, experience in industry with comparable complexities, general knowledge of financial services industry, and familiarity with local, state, regional and national issues affecting business; (b) have a background that serves our Board's interest in a membership comprised of individuals with varied occupational experience and perspective; (c) have sufficient time to devote to the Company's business; (d) possess the highest moral and ethical character and agree to uphold and assure compliance of the Company's Code of Business Conduct; (e) have a history of community involvement and civic-mindedness; (f) are not engaged (directly or indirectly) in any activity adverse to, and do not serve on the board of directors of (or have any material ownership interest in), any other company whose interests are adverse to, or in conflict with, the Company's interests; and (g) possess the ability to oversee, as a director, the business and affairs of the Company for the benefit of all constituencies of the Company.

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The charter further specifies that, in connection with each annual meeting of shareholders, the Governance/Nominating Committee will consider candidates (based on individual qualifications and the needs of our Board as determined from time to time by the Governance/Nominating Committee) that have been recommended by shareholders for nomination at the annual meeting, if the recommendations are submitted by letter addressed to the attention of the Chairman of the Governance/Nominating Committee in care of the Secretary of the Company, mailed by registered or certified mail (return receipt requested), and received by the Secretary at the Company's principal executive offices on or before December 1 of the year preceding the annual meeting for which the recommendation is made.

In addition to considering candidates who are recommended by shareholders, the Governance/Nominating Committee will meet from time to time with members of our Board, including the chief executive officer and other officers who may be members of our Board, and with other executive officers of the Company with a view to identifying persons who may be qualified to serve on our Board. The Governance/Nominating Committee may also, in its discretion as granted by the charter, engage a third-party search firm to assist in identifying and evaluating potential candidates. All candidates (regardless of whether identified through shareholder recommendations) shall be evaluated according to the same standards, except that (a) incumbent directors who are standing for re-election may receive preference on account of their prior experience with the business and affairs of the Company, and (b) candidates who may be considered for election to our Board pursuant to any understanding or agreement negotiated by the Company with any third party may receive preference in accordance with the special terms of such understanding or agreement.

The charter provides that the Governance/Nominating Committee shall not recommend any candidate to our Board as a nominee for election as director unless such candidate (a) will be at least 25 years of age at the time of election (our Bylaws also provide that no person 69 years of age or older at time of election shall be elected to our Board, unless waived by our Board); (b) will not serve, at the time of election, as a director of more than two other companies that file reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, (c) in the judgment of the members of the Governance/Nominating Committee, has the ability to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement, (d) has not been involved in any legal proceedings of the type described by Item 401(f) of Regulation S-K of the Securities and Exchange Commission which legal proceedings would be disclosable in the Company's next proxy statement, and (e) will satisfy the director qualification requirements established from time to time by the Company's Bylaws, unless the Governance/Nominating Committee has determined that it would be in the best interests of the Company for our Board to waive such Bylaws qualification requirements in respect of that particular candidate. In addition, the charter provides that the Governance/Nominating Committee shall consider candidates with a view to ensuring that at least two thirds of the members of our Board (assuming that all candidates recommended by the Governance/Nominating Committee are elected to our Board) will, as a result of prior service on our Board or otherwise, have business experience in the banking, insurance, or securities industries.

While the Company hopes and intends that the application of the above criteria will result in a board of directors that is comprised of individuals from different walks of life and experiences and will in that sense be a diverse group, the Governance/Nominating Committee has not adopted a diversity policy and does not consider race, gender, national origin or other traditional classifications in considering qualifications or desirability of a candidate for service on our Board of the Company.

The Governance/Nominating Committee recommended to our Board that the three nominees named in this proxy statement, each an incumbent director, be nominated for election at this year's annual meeting.

Communication with Directors and Director Attendance at Annual Meetings

Our Board has adopted a procedure by which shareholders may send communications to our Board as part of the Corporate Governance Guidelines. These Guidelines are available for review by shareholders in the Corporate Profile - Governance Documents section of the Investor Relations portion of the Company's web site, www.germanamerican.com. Further, our Board had adopted a resolution that declares that it is the policy of this Board that all members of our Board, regardless of whether they are standing for re-election at any such meeting, are strongly encouraged to attend each annual meeting of the shareholders of the Company that occurs during their tenure on our Board. All of the members of our Board who were in office at such time attended the 2013 annual meeting of shareholders except Richard E. Forbes.

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OUR EXECUTIVE OFFICERS

Our executive officers are:

Name	Principal Positions	Age

Mark A. Schroeder	Chairman and Chief Executive Officer of the Company and its bank subsidiary; Director of the Company and its principal subsidiaries.	60

Clay W. Ewing	President of the Company and its bank subsidiary.	58

Bradley M. Rust	Executive Vice President, Chief Financial Officer, and Senior Administrative Officer of the Company and its bank subsidiary.	47

Randall L. Braun	Senior Vice President / Head of Retail Banking of the Company and its bank subsidiary.	54

Keith A. Leinenbach	Senior Vice President / Chief Credit Officer of the Company and its bank subsidiary.	55

Mr. Schroeder has been our Chief Executive Officer, and each of Mr. Ewing and Mr. Rust has held executive officer positions with management responsibilities in his current functional area of responsibility for the Company and its subsidiaries, for the last five years. Mr. Braun and Mr. Leinenbach were first designated by the Board of Directors as "executive officers" of the Company for certain securities law purposes at the annual reorganization meeting of our Board of Directors held in 2012. Mr. Braun joined the Company in November 2011 and before that spent over 20 years with Fifth Third Bank. Prior to 2009, Mr. Braun served as Senior Vice President, Senior Commercial Banker for Fifth Third at a location in Southern Indiana and then from 2009 through 2011 served in a similar capacity at a South Florida Fifth Third location. Mr. Leinenbach, who has over 30 years of commercial banking experience, served as Chief Credit Officer of the Company since January 2012 and before that spent over 11 years with German American as a Regional Commercial Credit Officer and a Commercial Banking Officer.

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OWNERSHIP OF OUR COMMON SHARES BY OUR DIRECTORS AND EXECUTIVE OFFICERS

The following table presents certain information as of March 1, 2014, regarding the beneficial ownership of our common shares by our directors and executive officers.

Name	Common Shares Beneficially Owned[1]		Percentage of Outstanding Shares

Douglas A. Bawel	26,657	[2]	*
Christina M. Ernst	26,107	[3]	*
Marc D. Fine	22,082		*
U. Butch Klem	184,544	[4]	1.40%
J. David Lett	53,413	[5]	*
Gene C. Mehne	18,174	[6]	*
Chris A. Ramsey	158,062	[7]	1.20%
M. Darren Root	3,512		*
Mark A. Schroeder	82,672	[8]	*
Thomas W. Seger	344,107	[9]	2.61%
Raymond W. Snowden	10,395	[10]	*
Michael J. Voyles	85,435	[11]	*
Clay W. Ewing	42,083		*
Bradley M. Rust	22,387	[12]	*
Randall L. Braun	3,899		*
Keith A. Leinenbach	15,754		*
All directors and executive officers as a group (16 persons)	1,099,284	[13,14]	8.34%

* Represents less than one percent.

1 Common Shares Beneficially Owned includes shares that the indicated individual had the right to purchase by exercise of stock options on March 1, 2014, all of which were then fully vested and exercisable. Unless otherwise indicated in a footnote, each person possesses sole voting and investment powers with respect to the shares indicated as beneficially owned by him or her, and he or she is deemed to share voting and investment powers over shares indicated as held by a spouse, children or other family members residing with him or her or by partnerships or corporations with which he or she is associated.

2 Includes 25,641 shares held by Mr. Bawel's children and grandchildren, and 2,000 shares that Mr. Bawel has the right to purchase upon the exercise of stock options.

3 Includes 2,561 shares held by Ms. Ernst's spouse and 2,000 shares that Ms. Ernst has the right to purchase upon the exercise of stock options.

4 Includes 500 shares held jointly by Mr. Klem and his spouse; 86,469 shares owned by Mr. Klem's spouse; and 2,000 shares that Mr. Klem has the right to purchase upon the exercise of stock options

5 Includes 886 shares held jointly by Mr. Lett and his spouse; 2,491 shares owned by Mr. Lett's spouse; and 3,000 shares that Mr. Lett has the right to purchase upon the exercise of stock options.

6 Includes 4,384 shares owned by Mr. Mehne's spouse; 1,778 shares held by the Mehne Farms, Inc. qualified plan; 1,954 shares held by an institution of which Mr. Mehne serves as Treasurer and 3,000 shares that Mr. Mehne has the right to purchase upon the exercise of stock options. Of these shares, 2,022 are pledged.

7 Includes 148,972 shares held by companies of which Mr. Ramsey is an officer.

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8 Includes 22,678 shares held jointly by Mr. Schroeder and his spouse and 2,000 shares Mr. Schroeder has the right to purchase upon the exercise of stock options .

9 Includes 176,231 held jointly by Mr. Seger and his spouse, 47,556 shares owned by Mr. Seger's spouse, 44,802 shares held in a Foundation of which Mr. Seger is administrator, and 75,167 shares owned by companies of which Mr. Seger is an officer.

10 Includes 10,180 shares held jointly by Mr. Snowden and his spouse; and 215 shares held by Mr. Snowden’s grandson.

11 Includes 3,933 shares held jointly by Mr. Voyles and his spouse; 35,461 shares held by a generation skipping trust of which Mr. Voyles is trustee; and 3,000 shares that Mr. Voyles has the right to purchase upon the exercise of stock options.

12 Includes 11,020 shares held jointly by Mr. Rust and his spouse.

13 Includes 17,000 shares that the directors and named executive officers of the Company have the right to acquire upon the exercise of stock options (all of which were exercisable at March 1, 2014) and 701,733 shares as to which voting and/or investment powers were shared by members of the group with others. Of these shares, an aggregate of 2,022 are pledged.

14 Also includes an aggregate of 37,199 shares that are held by the Company's trust subsidiary in fiduciary accounts for customers. Our directors (by Board action) and executive officers may be deemed to have the power to direct the trust subsidiary's voting decisions with respect to all of these fiduciary shares, and to direct the trust subsidiary's disposition decisions with respect to all of these fiduciary shares. Our directors and executive officers have no pecuniary interest in any of these trust subsidiary shares. Further, any exercise by them of any power to direct the voting or disposition of these shares by the trust company would be subject to the trust company's fiduciary duties under applicable law and the governing fiduciary instruments.

PRINCIPAL OWNERS OF COMMON SHARES

Listed below are the only individuals and entities known by the Company to beneficially own more than 5% of the outstanding common shares of the Company as of March 1, 2014 (assuming that their holdings have not changed from such other date as may be shown below):

Name	Common Shares Beneficially Owned		Percentage of Outstanding Shares
BlackRock, Inc.[1]	807,093	[1]	6.1%[2]

1 Based solely on BlackRock, Inc.'s statement on Schedule 13G (Amendment No. 4) of beneficial ownership as of December 31, 2013, which was filed on January 29, 2014, with the Securities and Exchange Commission. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

2 The percentage is calculated on the basis of 13,173,793 common shares outstanding as of March 1, 2014.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees. The Company has paid, or expects to pay, fees (including cost reimbursements) to Crowe Horwath LLP ("Crowe Horwath") for the audit of the Company's consolidated financial statements for the calendar years 2013 and 2012, the integrated audit over internal controls as required under Section 404 of the Sarbanes-Oxley Act for 2013 and 2012, the review of the interim consolidated financial statements included in quarterly reports during the years 2013 and 2012, the audit of the Captive Insurance Agency for 2013 and 2012, and review of registration statements and providing related consents of $277,500 for 2013 and $225,500 for 2012. Additionally included in 2013 are costs associated with the audit of the acquisition transaction.

Audit-Related Fees. The Company has paid, or expects to pay, fees (including cost reimbursements) to Crowe Horwath for audit-related services rendered during 2013 and 2012 of $45,400 for 2013 and $31,200 for 2012. These services included employee benefit plan audits, HUD audit, reading press releases of the Company, participating in meetings of the Company's Disclosure Committee and assistance with various accounting and reporting matters in both 2013 and 2012.

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Tax Fees. The Company has paid, or expects to pay, fees (including cost reimbursements) to Crowe Horwath for tax services rendered during 2013 and 2012 of $85,055 for 2013 and $70,990 for 2012. These services included tax return preparation for the company as well as acquired entity, employee benefit plan information return preparation, implementation of investment and insurance subsidiaries, and assistance with tax reporting matters and consulting.

Other Fees. The Company has paid, or expects to pay, fees (including cost reimbursements) to Crowe Horwath for all other services rendered during 2013 and 2012 of $2,600 for 2013 and $2,600 for 2012. In 2013 this included fees for accounting research software which is consistent with 2012.

Pre-Approval by Audit Committee of Principal Accountant Services. The Audit Committee of our Board (or a member of the Audit Committee acting under authority delegated to him or her by the Audit Committee) approves in advance all services proposed to be performed for the Company or its subsidiaries by any independent registered public accounting firm that performs (or proposes to perform) audit, review or attest services for the Company or its subsidiaries. Under these SEC rules, the requirement for advance Audit Committee approval of services (other than audit, review or attest services) is waived if they were not recognized to be non-audit services at the time that the independent registered public accounting firm was engaged to provide those services, and certain other conditions are satisfied. None of the services of Crowe Horwath that were covered by the fees described above were performed without the prior approval of the Audit Committee (or the prior approval of a member of the Audit Committee acting under delegated authority) in reliance upon this waiver provision of the SEC rules.

REPORT OF THE AUDIT COMMITTEE

Our Board adopted an amended and restated charter for the Audit Committee in 2004 and reviewed and confirmed the charter's continued adequacy and effectiveness at its annual reorganization meeting in 2013. The Audit Committee charter is available in the Corporate Profile - Governance Documents section of the Investor Relations portion of the Company's web site, www.germanamerican.com. The charter states that the purpose of the Audit Committee is to oversee the Company's accounting and financial reporting processes and the audits of the Company's consolidated financial statements and internal control over financial reporting. It is not, however, the Audit Committee's responsibility under the charter to prepare and certify the Company's financial statements, to guarantee the independent registered public accounting firm's report, or to guarantee other disclosures by the Company. Audit Committee members are not employees of the Company and are not performing the functions of auditors or accountants. The Board has designated Mr. Root as an "Audit Committee Financial Expert."

Independence of Audit Committee Members

The Audit Committee is currently comprised of five members of our Board, whose names appear below this Report of Audit Committee. All of the members of the Audit Committee are independent, as that term is defined by NASDAQ listing requirements that are applicable to the members of the Company's Audit Committee.

Review with Management and Independent Accountants

Management is responsible for the Company's internal controls and its accounting and financial reporting processes. The independent registered public accounting firm is responsible for performing audits of the Company's consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee's responsibility is to oversee these processes.

In this context, the Audit Committee has met and held discussions with management and with Crowe Horwath, the independent registered public accounting firm for the Company, with respect to the Company's consolidated financial statements for the calendar year 2013. Management represented to the Audit Committee that the Company's consolidated financial statements as of and for the year ended December 31, 2013, were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed these consolidated financial statements with management. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by the Public Company Accounting Oversight Board’s Auditing Standard No. 16 (Communication with Audit Committees).

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The independent registered public accounting firm also provided to the Audit Committee the written disclosures required by Public Company Accounting Oversight Board (PCAOB) Rule 3520, and the Audit Committee discussed with the independent registered public accounting firm that firm's independence. The Audit Committee also considered whether the independent registered public accounting firm's provision of non-audit services to the Company is compatible with maintaining that firm's independence.

Based upon the discussions and reviews referred to above, the Audit Committee has recommended to our Board that the consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

SUBMITTED BY THE MEMBERS OF THE AUDIT COMMITTEE:

M. Darren Root, Chairman
Christina M. Ernst
Gene C. Mehne
Raymond W. Snowden
Michael J. Voyles

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EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Our Compensation Objectives

Our Compensation/Human Resource Committee has the responsibility for establishing and reviewing our compensation philosophy objectives. The Committee also is charged with making recommendations to our Board regarding the compensation of those of our executive officers who are individually named in the executive compensation disclosures included in our annual meeting proxy statements (our “Named Executive Officers” or “NEOs”). In these roles, the Committee has sought to compensate our executives in a fair, reasonable, and competitive manner. In designing and implementing our compensation program for our executive officers, we primarily intend to:

•	attract and retain highly-skilled executives in a competitive environment; and

•	provide financial incentives intended to align the executive officers' interests with those of our shareholders.

How We Set Executive Compensation

The Company does not have employment agreements with the Named Executive Officers (NEOs). As a result, the Committee has considerable discretion in recommending to the Board the annual compensation of the NEOs. The Company has a Compensation Philosophy that provides guidance to the Committee when making decisions surrounding the compensation of the NEOs. Our philosophy generally targets near the market (peer) median for NEO base salaries with a strong emphasis on incentive compensation programs that provide an alignment between pay and performance. The Company believes in rewarding the NEOs with significant incentive compensation awards if Company performance is high versus peer. This is a critical piece in the compensation plan design at the Company and is realized through the ability of the NEOs to annually earn both short-term and long-term incentive payouts when performance justifies such awards.

At our annual meeting of shareholders held in 2011, and as required by the “say-on-pay” rules of the Securities and Exchange Commission, we sought the approval, on an advisory basis, of our shareholders, concerning our executive compensation program as described in the proxy statement for that meeting. A vast majority (approximately 94%) of our shareholders whose shares were present at the 2011 annual meeting and who voted (or affirmatively abstained from voting (excluding broker non-votes)) on the say-on-pay proposal voted to approve such compensation. As a result, the Compensation/Human Resources Committee did not implement any specific changes to our executive compensation programs as a result of the 2011 shareholder advisory vote. The Compensation/Human Resource Committee intends to monitor the results of this year’s “say-on-pay” proposal vote and to incorporate such results as one of many factors considered in connection with the discharge of its responsibilities, although no such factor will likely be assigned a quantitative weighting.

In early 2012 the Committee engaged Blanchard Consulting Group (an independent third party consultant) to conduct an executive total compensation review. This review focused on salary, cash compensation (salary plus bonus and/or annual cash incentive), direct compensation (cash compensation plus long-term incentives), and total compensation (direct compensation plus retirement benefits and any other compensation). Results from this 2012 study were again reviewed by the Committee in considering salary adjustments and executive total compensation targets for 2013. The Committee worked with Blanchard Consulting Group in 2012 to determine a peer group of publicly traded banks to utilize in the executive total compensation review. These twenty banking companies continued to be the Company’s peer group in 2013 for purposes of long-term incentive criteria comparisons and for conducting an executive pay versus performance analysis in late 2013. The peer companies include the following:

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Horizon Bancorp	S.Y. Bancorp, Inc.	LCNB Corp.	Ohio Valley Banc Corp.

Bank of Kentucky Financial Corporation	Ames National Corporation	Peoples Bancorp Inc.	MainSource Financial Group, Inc.

First Financial Corporation	1st Source Corporation	Firstbank Corporation	Farmers National Banc Corp.

Lakeland Financial Corporation	Community Trust Bancorp, Inc.	First Busey Corporation	West Bancorporation, Inc.

Heartland Financial USA, Inc.	Great Southern Bancorp, Inc.	QCR Holdings, Inc.	MidWestOne Financial Group, Inc.

Independent Compensation Consultant

During 2013, the Compensation/Human Resources Committee again engaged Blanchard Consulting Group as an independent third-party compensation consultant to assist with executive, staff, and director compensation decisions. Blanchard Consulting Group is a national firm with an exclusive focus on the banking and financial services industry. Blanchard Consulting Group does not provide any services to the Company besides compensation consulting services. Blanchard Consulting Group reports directly to the Compensation/Human Resources Committee and the scope of 2013 projects included proxy development assistance, an executive pay versus performance analysis (described below), a staff/management compensation review and assistance with reviewing and revising our salary administration system. The Compensation/Human Resources Committee and executive management utilized Blanchard Consulting Group’s reports and reviews to assist with decisions during 2013 but did not solely rely on them. The ultimate decisions made by the Committee and management were a balance between internal views and strategy along with the outside perspective of our independent consultant.

Executive Pay Versus Performance Analysis

During 2013, the Compensation/Human Resources Committee engaged Blanchard Consulting Group to conduct an analysis of 1-year (2012) and 3-year (2010-2012) performance and executive compensation as compared to our peer group (as shown above). For each time period, this analysis reviewed alignment of the executive compensation of the Company’s and peers’ top three executives (using Summary Compensation Table pay) compared to performance. The analysis reviewed multiple performance criteria including (but not limited to) ROAE, TSR, and NPAs/Assets. Results showed the Company’s compensation plans were paying in accordance with the stated compensation philosophy in targeting salaries near the peer median and aligning incentive compensation with the Company’s performance compared to peer. For the analyzed time periods the Company’s performance and incentive compensation payouts were at or above the peer medians. The analysis showed a strong alignment between the Company’s compensation for the top executive officers and the Company’s performance compared to the peer group. The Compensation/Human Resources Committee was pleased to determine that the Compensation program designs when tested versus the market seemed to be working very well and pay and performance were aligned in accordance with the stated Compensation Philosophy of the Company.

Compensation Components

The executive compensation program consists of three basic elements:

•	base salary;

•	short-term cash incentive awards for annual performance; and

•	long-term incentive awards granted under the 2009 LTI Plan for performance over a longer period (typically three years).

In addition, we offer a 401(k) retirement plan and certain executive officers are eligible for nonqualified deferred compensation plans.

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Base Salary

The Company attempts to provide the executive officers with a base salary that is market competitive with the salaries offered by other bank holding companies of comparable size in Indiana and the surrounding states. The Compensation Philosophy targets the median (50th percentile) of the competitive market for base salaries. The Committee determined the 2013 salaries for the Named Executive Officers by reviewing market data and strongly relying on recommendations from the CEO for each of the NEOs (except the CEO). The recommendations and final decisions incorporated a number of items such as market competitive level, experience of the individual, performance of the individual, and desired positioning considering the incentive compensation program designs at the Company. The Committee then recommended to the Board that the CEO's and each named executive officer's 2013 base salary be the value disclosed in the Summary Compensation Table (shown later in this document), and the Board accepted this recommendation. The base salary adjustments for each named executive officer for 2013 (as compared to their base salaries in 2012) ranged from approximately 3% up to 10% of salary.

Short-Term Cash Incentive Awards

For performance during 2013, the Company continued to maintain an Executive Management Incentive Plan (a "Plan") for certain key officers, including the NEOs. Under this Plan, the Company pays additional compensation in the form of annual cash incentive awards rewarding performance, contingent upon the achievement of certain annual goals (described in this subsection), and long term incentive awards, contingent upon the achievement of certain long-term goals (described in the next subsection).

The Plan provides each officer with a "balanced scorecard" for the short-term cash incentive award portion of the Plan. The "balanced scorecard" establishes specific corporate and shareholder-related performance goals balanced by the officer's area of responsibility, his or her business unit, and his or her expected individual level of contribution to the Company's achievement of its corporate goals. Cash incentive payments that are authorized to be paid to eligible officers under the Executive Management Incentive Plan are payable in quarterly installments during the year following the year in which the services were performed and are contingent only upon such executive officer's continued employment with the Company through the date of payment of each quarterly installment. The Plan also had a “clawback” provision in 2013, which allows the Company to recoup awards under certain circumstances such as a material misstatement of financial performance.

During the first quarter of 2013, the Board (by the vote of the members of the Board who are not "interested directors" within the meaning of NASDAQ's independence rules, and at the recommendation of the Committee) established target short-term cash incentive awards for executive officers as percentages of their 2013 base salary (which ranged from 25% to 50% of base salary, depending upon the executive), with maximum awards (payable only if performance and other criteria were substantially exceeded) ranging from 50% to 100% of base salary (depending upon the executive). The scorecard of Mark A. Schroeder, Chairman and Chief Executive Officer of the Company (the "CEO"), specified a target award of 50% of his base salary for 2013. As a result, if all targeted corporate and individual performance criteria were deemed to have been exceeded by the requisite amount with respect to the CEO's scorecard during 2013, the CEO could have earned a maximum cash incentive award for his services during 2013 equal to 100% of his 2013 base salary. The Board also approved and incorporated a minimum net income trigger into the Plan for 2013. If this minimum net income trigger was not obtained then the entire plan would not be funded and no payouts would be made to any participants under the Plan.

Cash incentive award entitlements for services during 2013 under the scorecards were based on:

•	formula assessments of 2013 corporate performance; and

•	formula and/or judgmental assessments of personal or departmental performance during 2013.

Aligning executive and shareholder interests, corporate performance accounted for 80% of the potential cash incentive scorecard award for each Named Executive Officer. The remaining 20% of the potential award was based on judgmental/individual measures.

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For 2013, the six selected short-term corporate performance criteria were:

•	Income/revenue measures (applied to all Named Executive Officers):

o	Fully-diluted earnings per common share growth (20% weight);

o	Revenue per salary and benefits (10% weight); and

o	Non-interest income to total revenue ratio (10% weight).

•	Consolidated balance sheet measures (applied to all Named Executive Officers except for Messrs. Braun and Leinenbach):

o	Growth in core organic taxable loans (20% weight);

o	Growth in core organic deposits and repurchase agreements (10% weight); and

o	Non-Performing Assets to Total Assets Ratio (10%).

For Mr. Braun, the consolidated balance sheet measures were total retail loan growth (weighted 20%); regional consumer/residential mortgage past-due ratio (10% weight) and growth in core organic deposits and repurchase agreements (10% weight). For Mr. Leinenbach, the consolidated balance sheet measures were growth in core organic taxable commercial loans (weighted 20%), growth in core organic deposits and repurchase agreements (10% weight) and non-performing assets to total assets ratio (10% weight).

For 2013, judgmental/individual measures (20% weight for NEOs) were based on overall performance of the executive. This performance was judged based on the Board's assessment for the CEO, the CEO's assessment for Mr. Ewing and Mr. Rust’s performance, and the President’s (Mr. Ewing’s) assessment with the input of the CEO for the performance of Mr. Leinenbach and Mr. Braun.

The Committee established the annual target awards to be challenging but reasonably attainable. The annual cash incentive metrics and NEO opportunity levels are essentially similar to those used in prior years. In selecting the 2013 performance measures the Committee noted the following:

•	We defined core organic taxable loan growth to mean the growth in the average balance of our consolidated core organic taxable loans in December 2013 as compared to our average balances of our consolidated core organic loans in December 2012.

•	We defined core organic deposit and repurchase agreement growth to mean the growth in the average balance of our consolidated core organic deposits and repurchase agreements in December 2013 as compared to our average balances of our consolidated core organic deposits and repurchase agreements in December 2012.

•	We determined the non-performing assets to total assets ratio based on the average of the four quarter end ratios during the year. This goal was added to our balanced scorecards in 2012 and again included in 2013 based on the importance of incorporating credit quality into incentive plans.

•	For Mr. Braun, total retail loan growth is defined as the December 2013 average of the consumer loans and mortgage loans outstanding and regional consumer/residential mortgage past-due ratio is determined based on the average of the four quarter-end ratios during 2013.

•	For Mr. Leinenbach, total core organic taxable commercial loan growth is defined as the growth in the average balance of our consolidated core organic commercial loans in December 2013 as compared to our average balances of such loans in December 2012.

•	In addition, other judgmental/individual performance measures or business unit or department performance are considered. The criteria relating to business unit performance or departmental performance (if such performance was applicable to a particular executive's scorecard) were geared to performance of the business unit or department headed by each particular executive. These criteria were assigned a weighting percentage based on the executive's position and authority.

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In the first quarter of 2014, the Board, upon the recommendation of the Committee, determined the short-term cash incentive award amounts payable in 2014 to the executive officers, including the CEO, for their services during 2013. The incentive amounts are included in the 2013 information in the Summary Compensation Table. The Committee's recommendations were based on the Committee's assessment of the degree to which the corporate and personal goals established by the 2013 scorecards of the executive officers were achieved. The executive officers received awards that were determined in accordance with the formulas relating to the short-term corporate performance criteria established by the respective 2013 scorecards and, for those officers with a personal performance judgmental component on their 2013 scorecards, an award based on the judgment of job performance within the targeted ranges. The 2013 actual short-term cash incentive payouts that were earned ranged from 25% to 53% of salary for the NEOs. These awards were based on greater than threshold performance on all but one (revenue per salary and benefits) of the corporate performance criteria mentioned previously.

Long-Term Incentive Awards

The 2009 LTI Plan provides for the potential award of incentive and non-qualified stock options and other equity-based awards, including restricted stock ("LTI Awards"). The purpose of granting LTI Awards is to provide long-term incentive compensation to complement the short-term focus of annual cash incentive awards. The Company has and continues to utilize a Management Long-Term Incentive Plan Balanced Scorecard approach for the Named Executive Officers.

Scorecard target amounts for LTI Awards are established upon recommendation of the Committee based upon the executive officer's level of responsibility, and are earned in proportion to the extent to which the Company has achieved certain corporate financial targets on an average basis over the three-year period ending in the year for which the scorecard is established. During 2012, the Committee determined that implementing a three-year “clawback” provision in the Plan was appropriate and all LTI Awards earned in 2012 and thereafter are now subject to “clawback” if the calculations are later determined to have been based on misrepresented financial results. Additionally, in 2012 as an additional executive retention tool and in support of the “clawback” provision, the Committee determined that any LTI Award grants should be subject to a three-year vesting schedule. As such, 1/3 of any LTI award that has been granted in 2013 or later years will vest each year following the date of grant.

During the first quarter of 2013, the Board (by the vote of the members of the Board who are not "interested directors" within the meaning of the rules of the NASDAQ Stock Market, Inc., and at the recommendation of the Committee) established target long-term incentive awards for executive officers as percentages of their 2013 base salary (which ranged from 25% to 50% of base salary, depending upon the executive), with maximum awards (payable only if the stated corporate criteria were substantially exceeded) of as much as 200% of the target awards. The scorecard of the CEO, specified a target award of 50% of his base salary for 2013. If all targeted corporate performance criteria were deemed to have been substantially exceeded by the requisite amount with respect to the CEO's scorecard during 2013, the CEO could have earned an LTI Award for his services during 2013 equal to 100% of his 2013 base salary. LTI Award targets for services during 2013 under the scorecards were based on the following selected long-term corporate performance criteria, each as measured as an average over the three-year period ending December 31, 2013 and benchmarked against a peer group (the "Long-Term Corporate Performance Criteria"):

•	return on equity/return on common equity (50% weight); and

•	fully-diluted earnings per common share growth (50% weight).

Like the short-term cash incentive awards, the Committee establishes target LTI criteria to be challenging but reasonably attainable. The LTI metrics and NEO opportunity levels are essentially similar to those used in prior years. In selecting and calculating the performance measures, the Committee notes the following:

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•	We determined the extent to which the Company achieved the return on equity in 2013 and the return on common equity in 2012 and 2011 by determining the percentile rankings of the Company for the measures compared to a Midwest publicly-held peer group of banks as shown previously for 2013. For 2012 and 2011 the respective peer group that was used was disclosed in our prior year proxy disclosures. Generally, a number of the peer banks have been included in each of the three years of calculations, but each year the peer group has varied slightly. To calculate the percentile ranking we averaged the three percentile rankings from 2013, 2012, and 2011.

•	We determined the extent to which the Company achieved the fully-diluted earnings per common share growth measure by determining the percentile rankings of the Company for fully-diluted earnings per common share growth compared to a Midwest publicly-held peer group of banks shown previously for 2013. In 2012 and 2011 the peer groups that were utilized were disclosed in our prior year disclosures. To determine the three year average positioning we averaged the percentile ranking of our Company versus the 2013, 2012, and 2011 peer group percentile rankings.

In addition, the projected LTI Awards are further subject to a minimum net income trigger that is the same as the short-term cash incentive award trigger. If this minimum net income trigger was not achieved for 2013, then no LTI awards would have been made under the Plan. We achieved the net income trigger in 2013.

During the first quarter of 2014, the Board determined that the corporate goals established by the scorecards for the LTI Awards were met, above the threshold level for fully-diluted earnings per common share growth criteria and above the maximum level for the return on common equity criteria for 2013. As a result, the Board approved the grant of a combination of Restricted Stock Awards and long-term cash payments to the five Named Executive Officers at 134% of their respective target levels in satisfaction of their 2013 earned LTI Awards under the 2009 LTI Plan. The LTI Awards that were earned in 2013 based on the three-year average percentile rankings values ranged from 33% to 67% of salary for the NEOs. Each Restricted Stock Award consisted of:

•	newly-issued common stock of the Company (subject to certain restrictions and forfeiture conditions) having an aggregate fair market value of approximately 60% of each Named Executive Officer's total LTI Award earned in 2013 (rounded up to the nearest 30-share block); and

•	rights to receive cash payments in a dollar amount approximately equal to 40% of the dollar value of the previous mentioned restricted stock award (which cash rights are subject to similar forfeiture conditions).

Holders of the common stock issued as part of the Restricted Stock Award (which were issued effective March 17, 2014, by dividing the dollar value of that portion of the award by the fair market value of the Company stock as of the close of trading on March 14, 2014, rounded up to the nearest 30 share block) are entitled to dividends on such shares unless and until the shares are forfeited in accordance with the terms of the Restricted Stock Awards.

Vesting and Retention Provisions Applicable to LTI Awards

The LTI Awards earned in 2013 (and consisting of the Restricted Stock Awards and the related right to receive the cash payments) will vest and be paid, assuming the continued service of each of the holders through such vesting date, as follows: 1/3 on December 5, 2014, 1/3 on December 5, 2015 and 1/3 on December 5, 2016. Vesting of such LTI Awards will be accelerated in the event of the holder's death or disability while in the service of the Company or upon such other event as determined by the Committee in its sole discretion. Vesting will also be accelerated upon certain extraordinary events (such as a change in control). Unvested shares issued as Restricted Stock Awards) must be retained by the executive officer subject to the clawback and forfeiture provisions applicable to such shares, and therefore may not be sold, pledged or otherwise transferred or hedged during the vesting periods.

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Clawback, Repricing, Underwater Grant Buyback Policies

As a matter of policy, we expect incentive awards of executive compensation that are made on the basis of financial metrics to be structured with “clawback” provisions that would allow the Company to recoup awards under certain circumstances such as a material misstatement of financial performance. As disclosed above, awards of both short-term and long-term incentives granted in recent years have incorporated such clawback provisions.

We also have a philosophy that we will not reprice options, stock appreciation rights, or other equity awards, the value of which derives from the value of our common shares, on account of declines in our stock price, or buy back “underwater” stock options from those who hold option grants for cash. We have amended our two long-term equity incentive plans to prohibit repricing of equity awards granted under such plans and to prohibit the cash buyback of underwater options.

Retirement/Deferred Compensation Benefits

German American Bancorp 401(k) Savings Plan. The 401(k) Plan is a tax-qualified defined contribution plan that enables eligible employees to defer income taxation on up to 60% of their compensation (not to exceed $17,500 (for 2013) or $23,000 (for 2013 for employees age 50 or older). We currently provide fully vested matching contributions equal to 100% of each employee's pre-tax contributions up to the first 3% of compensation plus 50% of the employee's pre-tax contributions up to the next 2% of compensation. Participants in the plan direct the investment of their account balances and are eligible for loans, certain in-service withdrawals, and distributions upon termination of employment. All five Named Executive Officers participate in the 401(k) Plan.

German American Bancorp Nonqualified Savings Plan. Under the German American Bancorp Nonqualified Savings Plan, established in 2004 (the "Nonqualified Savings Plan"), highly compensated or management employees of the Company and its subsidiaries who are specifically designated from time to time by the Committee as eligible to participate in the Plan may, through payroll deduction, make employee deferral contributions between 1% and 60% of their regular earnings. Participants in the plan direct the investment of their account balances. The Plan was amended in 2008 to bring it into technical compliance with the requirements of section 409A of the Internal Revenue Code of 1986, as amended (“Code”).

We make matching contributions under the Nonqualified Savings Plan according to following formula:

•	100% of the first 3% of the participant's eligible compensation contributed to the Nonqualified Savings Plan and the German American Bancorp 401(k) Savings Plan ("401(k) Plan") as "Deferral Contributions" (as defined under the respective plans) for the plan year, plus

•	50% of the next 2% of the participant's eligible compensation contributed to the Nonqualified Savings Plan and the 401(k) Plan as "Deferral Contributions" (as defined under the respective plans) for the plan year.

In no event, however, may the aggregate employer matching contributions on behalf of any participant in any plan year, considering both the matching contribution under the Nonqualified Savings Plan and any employer matching contribution under the 401(k) Plan, exceed 4% of such participant's eligible compensation.

As elected by the participant, each participant (or his or her beneficiary) will receive a lump sum distribution or series of installment distributions from the Nonqualified Savings Plan, beginning upon termination of employment, retirement, early retirement or disability. The Nonqualified Savings Plan contains certain provisions that may accelerate the timing of distributions that would be triggered by certain changes in control of the Company. During 2013, three of the NEOs Messrs. Schroeder, Ewing and Rust have an account under the Nonqualified Savings Plan.

Executive Supplemental Retirement Income Agreement. Mr. Rust participates in an Executive Supplemental Retirement Income Agreement with the Company that provides for a supplemental retirement benefit in the amount of $26,340 per year for fifteen years and an additional death benefit of $10,000. Mr. Rust is 100% vested in the benefit and amounts become payable upon his termination of employment or retirement. The arrangement constitutes a non-qualified deferred compensation plan. The benefit is forfeited in the event he is terminated for "Cause" as described in the agreement. This plan was amended in December 2008 to bring the arrangement into technical compliance with requirements of section 409A of the Internal Revenue Code of 1986, as amended.

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German American Deferred Director Compensation Plan. The Deferred Director Compensation Plan allowed members of the Board of Directors of the Company’s bank subsidiary to elect to defer the receipt and taxation on a portion of their director fees while serving on that board of directors. The Plan was frozen as of December 31, 1996, and no additional fees have been deferred into the Plan since then. Of the Named Executive Officers, only Mr. Schroeder is a participant in the Deferred Director Compensation Plan.

Other Compensation

Detailed information regarding other compensation is provided in note 5 to the Summary Compensation Table later in this document. In general, we believe that perquisites should not constitute a significant portion of any executive officer's compensation. However, certain perquisites provided to executive officers also provide a benefit to us. For example, we reimburse certain club dues to encourage our executive officers to have a presence in the community to promote the business of the Company. In addition, as part of the decision to hire Mr. Braun in 2011, the Company agreed in an at-will offer letter to (i) certain compensation guarantees (i.e. total compensation of not less than $250,000 per calendar year (through 2014), subject to continued service, and (ii) the reimbursement of certain moving-related expenses in 2011.

Tax Issues

Under 162(m) of the Code, subject to an exception for qualifying performance-based compensation, we cannot deduct compensation of over $1 million in annual compensation paid to certain executive officers. We seek to avoid payments that would not be deductible under Code Section 162(m).

Compensation Committee Report

The Compensation/Human Resources Committee has reviewed and discussed with management the above "Compensation Discussion and Analysis," and, based on such review and discussion, the Committee recommended to the Board that the "Compensation Discussion and Analysis" be included in this Proxy Statement, from which it will be incorporated by reference into the Company's Annual Report on Form 10-K.

Thomas W. Seger, Chairman
Douglas A. Bawel
Christina M. Ernst
U. Butch Klem

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Risk Assessment

We believe that our compensatory plans or programs provide appropriate incentives for all of our employees, including but not limited to our employees engaged in marketing and selling particular types of banking, insurance, securities or other financial products or services, and our executive officers. We also believe that those plans and programs, considered individually and as a whole, neither encourage excessive or unnecessary risk that would adversely affect the long-term value or performance of our Company nor encourage employees to manipulate earnings in order to enhance the benefits payable under such plans or programs.

We believe that our annually-reconstituted Management Incentive Plan for our executive officers (described above under the heading "Compensation Discussion and Analysis,” and considering both the short-term and long-term award structures created by that Plan) is well designed to align our strategic objectives with short-term and long-term shareholder value and to not encourage risky employee behavior, because:

•	the corporate performance metrics (as specified by the balanced scorecards) take into consideration balance sheet, income statement and equity factors, and

o     threshold goals under such scorecards were (are) reasonably achievable with good performance, and therefore were sufficiently challenging but not overly difficult, and

o     specified performance metrics did (do) not include steep cliffs for not achieving nor exponential upside to achieving them (we pro-rate awards at various performance levels);

•	based on peer group comparisons, the incentives payable to our executive officers under their balanced scorecards were (are) capped at reasonable levels and the maximum awards represent an appropriate portion of total pay;

•	our inclusion of an award based on a three-year performance period discourages activities that do not benefit us over a long term; and

•	denomination of long-term awards in payments of restricted Company stock (coupled with a proportionate cash entitlement) gives further incentive to our executives to focus on sustained value creation.

Similarly, we believe that the compensation programs available to our employees generally, and in our investments and insurance areas in particular (such as permitted payments for referrals, account opening incentives, and insurance, mortgage loan, and brokerage commissions and other payments based on products and services sold or provided or business developed or produced) are appropriately aligned with our Company's strategy and objectives for long-term value creation for shareholders, and properly reward various performance outcomes.

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Executive Compensation

The following tabular and other information describes the compensation of our Chief Executive Officer, our Chief Financial Officer, and our three other executive officers employed at the end of 2013 (we refer to these individuals as our "Named Executive Officers" or "NEOs"), for their services to the Company and its subsidiaries during 2013 and certain prior years.

Summary

The following table provides a summary of compensation for 2011 through 2013 with respect to our named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($) (4)	All Other Compensation (5) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Mark A.	2013	317,250	―	138,458	―	252,288	28,807	87,823	824,626
Schroeder,	2012	305,000	―	107,767	―	295,986	26,620	100,077	835,450
Chairman	2011	290,000	―	97,613	―	306,358	21,073	98,833	813,877
and Chief Executive Officer
Clay W.	2013	225,000	―	73,032	―	143,358	―	38,502	479,892
Ewing,	2012	215,000	―	55,380	―	166,328	―	43,865	480,573
President	2011	200,000	―	53,944	―	165,576	―	41,853	461,373
Bradley M.	2013	192,500	―	46,635	―	92,215	―	28,630	359,980
Rust,	2012	182,500	―	35,552	―	105,594	10,856	31,899	366,401
Executive	2011	170,000	―	34,421	―	108,073	11,901	30,660	355,055
Vice President, Chief Financial Officer
Randall L.	2013	165,000	18,361	33,436	―	65,371	―	25,759	307,927
Braun,*	2012	160,000	51,554	25,981	―	59,859	―	52,241	349,635
Senior Vice President / Head of Retail Banking
Keith A.	2013	165,000	―	33,436	—	63,474	―	24,253	286,163
Leinenbach,* Senior Vice President / Chief Credit Office	2012	160,000	―	25,981	―	77,139	―	20,777	283,897

* - Messrs. Braun and Leinenbach first became named executive officers in 2012. Compensation paid to them prior to 2012 is therefore not presented in this proxy statement.

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(1) Amounts reported in this column represent (i) the restricted stock portion of the LTI Awards that were granted in 2014, 2013, and 2012, as applicable, based on criteria established for the three-year periods ending December 31, 2013, December 31, 2012, and December 31, 2011, respectively, and (ii) with respect to Mr. Schroeder, restricted stock awards in the amounts of $9,993 and $9,998, respectively, that were granted to each of the Board members in December of each of the years 2013 and 2012, respectively (such awards, which vested or will vest on December 5 of the following year, are also disclosed in the Director Compensation table, below). The restricted stock awards granted as part of the LTI Awards in this column vest as follows: (a) for the grant related to 2011, such shares became vested as of December 5, 2012, (b) for the grant related to 2012, such shares became vested or will become vested as follows: 1/3 on December 5, 2013, 1/3 on December 5, 2014 and 1/3 on December 5, 2015, and (c) for the grant related to 2013, such shares will become vested as follows: 1/3 on December 5, 2014, 1/3 on December 5, 2015 and 1/3 on December 5, 2016. In accordance with our interpretation of SEC guidance on this subject, we report these awards for purposes of our Summary Compensation Table as being awarded in the final year of the related three-year performance period, even though we accrue the related expense in different time periods for financial reporting purposes. The cash portion of the LTI Award amounts has been reported as "Non-Equity Incentive Plan Compensation" (column (g)).

(2) No stock options were granted to the named executive officers in any of the years presented.

(3) The amounts in this column represent short-term cash incentive awards that were earned based on performance during 2011, 2012, and 2013, respectively and as applicable, under the Company's Management Incentive Plan. The "Compensation Discussion and Analysis” section on “Compensation Components―Short-Term Cash Incentive Awards" provides additional details. These cash incentive awards are generally paid (subject to the executive's continued employment) to the executive in quarterly installments during the year following the year in which they were earned (for instance, 2013 amounts will be paid in 2014). This column also includes the cash portion of the LTI Awards that were based on performance for the three-year periods ended December 31, 2011, December 31, 2012, and December 31, 2013, respectively. Such amounts became or will become payable and vested as follows: (a) for the grant related to 2011, such amounts vested and were paid as of December 5, 2012, (b) for the grant related to 2012, such amounts vested and became payable, or will (subject to continued employment) become vested and payable, according to the following schedule: 1/3 on December 5, 2013, 1/3 on December 5, 2014 and 1/3 on December 5, 2015, and (c) for the grant related to 2013, such amounts will (subject to continued employment) become vested and payable according to the following schedule: 1/3 on December 5, 2014, 1/3 on December 5, 2015 and 1/3 on December 5, 2016. The “Compensation Discussion and Analysis” section on “Compensation Components―Long-Term Incentive Awards" provides additional details. The table below sets forth the amounts of each award based on performance for the years ended December 31, 2011, 2012 and 2013, respectively.

	Schroeder	Ewing	Rust	Braun	Leinenbach
To be Paid/Vested on or before 12/5/2016 (grants related to 2013)
Short-Term Cash ($) (a)	167,667	95,490	61,273	43,395	41,498
Long-Term Cash ($) (b)	84,621	47,868	30,942	21,976	21,976
Long-Term Stock ($) (b)	128,465	73,032	46,635	33,436	33,436
Director Restricted Stock Award ($) (c)	9,993
Paid (or to be paid)/Vested on or before 12/5/2015 (grants related to 2012)
Short-Term Cash ($) (a)	198,555	111,628	71,066	34,640	51,920
Long-Term Cash ($) (b)	97,431	54,700	34,528	25,219	25,219
Long-Term Stock ($) (b)	97,769	55,380	35,552	25,981	25,981
Director Restricted Stock Award ($) (c)	9,998	―	―	―	―
Paid/Vested on or before 12/5/2012 (grants related to 2011)
Short-Term Cash ($)	209,670	112,320	74,154
Long-Term Cash ($)	96,688	53,256	33,919
Long-Term Stock ($) (d)	97,613	53,944	34,421

(a) As noted above, the short-term cash awards for 2013 are being paid in quarterly installments (subject to continued service) throughout 2014. The short-term cash awards for 2012 were paid in quarterly installments throughout 2013 and the awards for 2011 were paid quarterly throughout 2012.

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(b) As noted above, these amounts represent the cash and restricted stock portions of LTI Awards granted on March 15, 2013, and March 17, 2014, the respective dates on which such LTI Awards were formally granted with respect to service that was performed in the prior year. Each portion of each of the LTI Awards related to 2012 and 2013 performance vests in 1/3 increments on each December 5 (or closest business date) that follows the year in which the LTI Award was earned (subject to continued service).

(c) As noted above and as detailed in the Director Compensation section, below, Mr. Schroeder was awarded grants of restricted stock (453 common shares of the Company on December 17, 2012, and 351 common shares of the Company on December 16, 2013), for service on the Company’s board of directors, and each of such grants of restricted stock vested (or will vest) in a single installment, subject to his continued service on the Board and certain attendance requirements, on December 5 of the year following the year of the grant.

(d) These amounts reflect the value of the stock-based LTI Awards related to 2011 as of March 15, 2012, the date of grant. The awards vested on December 5, 2012.

(4) With respect to Mr. Schroeder, the amounts specified in Column (h) are attributable to the above-market portion of earnings credits under our Deferred Director Compensation Plan of $21,073 for 2011, $26,620 for 2012 and $28,807 for 2013. With respect to Mr. Rust, the amounts specified in Column (h) reflect (i) the increase in the present value of his accrued benefit under an Executive Supplemental Retirement Income Agreement of $5,491 for 2011, $5,829 for 2012, and $6,189 for 2013, and (ii) the increase in the present value of his frozen accrued benefit under the Employees' Pension Plan of German American Bancorp of $6,410 for 2011, $5,027 for 2012. The plan was terminated in 2013.

(5) The amounts specified in Column (i) include the following:

Name		Perquisites & Other Personal Benefits (a) ($)	Relocation Expense Reimbursement (b) ($)	Payments/ Accruals on Termination Plans ($)	Company Contributions to Defined Contribution Plans ($)	Cash Dividends on Restricted Stock ($)	Life Insurance Premiums (c) ($)
Mark A. Schroeder	2013	60,358	―	―	24,812	1,931	722
	2012	67,206	―	―	30,154	1,995	722
	2011	66,177	―	―	29,351	2,583	722
Clay W. Ewing	2013	20,772	―	―	15,915	1,094	722
	2012	23,859	―	―	18,181	1,103	722
	2011	21,983	―	―	17,741	1,407	722
Bradley M. Rust	2013	15,477	―	―	12,202	702	249
	2012	17,303	―	―	13,662	704	230
	2011	16,596	―	―	12,992	861	211
Randall L. Braun	2013	14,946	―	―	9,983	513	317
	2012	4,975	46,403	―	―	557	306
Keith A. Leinenbach	2013	13,184	―	―	9,964	513	592
	2012	11,480	―		8,779	263	255

(a)             Amounts include (i) imputed income from personal use of automobile provided by the Company (for Messrs. Schroeder, Ewing and Braun), (ii) country club dues paid by the Company (for Messrs. Schroeder, Ewing and Braun), (iii) a 5% discount off the market price of Company stock purchased by the NEOs under the Company's Employee Stock Purchase Plan, (iv) a cash "retirement allowance" (intended to help salaried employees defray the cost of saving for retirement following the elimination in 2004 of a Company-funded retirement contribution to the 401(k) plan) for each year (and which, for 2013, was provided in the following amounts: $29,538 (Schroeder), $18,946 (Ewing), $14,526 (Rust), $11,885 (Braun) and $11,831 (Leinenbach), and for 2012, was provided in the following amounts: $35,897 (Schroeder), $21,974 (Ewing), $16,408 (Rust), and $10,421 (Leinenbach), and for 2011, was provided in the following amounts: $34,942 (Schroeder), $21,387 (Ewing), and $15,467 (Rust)), included in the NEO's paychecks throughout the year, (v) a "longevity payment," paid in November of each year, and (vi) health club reimbursement and other fringe benefits for Mr. Braun, and (vii) with respect to Mr. Schroeder, cash director fees of $26,000 in 2013, $25,400 in 2012, and $24,000 in 2011.

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(b)             Amount includes $34,403 of Company-paid moving expenses plus a tax gross-up payment on the moving expenses of $12,000.

(c)             The listed NEOs receive group term life insurance coverage equal to one-time base salary. The amounts in this column reflect the imputed income on the premiums for the executive officers' coverage.

Grants of Plan-Based Awards

As noted above under the Compensation Discussion and Analysis section on "Compensation Components," our Board at a special meeting held in the first quarter of 2013 adopted "balanced scorecards" that substantially established, for each of our current named executive officers, the Board's targeted performances during the one- and three-year periods ending December 31, 2013, by which they would be considered for short-term and long-term incentive grants after the conclusion of 2013. At a meeting held February 24, 2014, and based on the extent to which the Board deemed the performance criteria to be satisfied, the Board authorized (a) the payment of short-term incentive awards (payable quarterly in 2014 in cash) to the named executive officers for 2013 performance, and (b) the issuance of restricted shares as LTI Awards (to be issued on March 17, 2014, based on Company stock prices at the close of trading on March 14, 2014) based upon performance for the three-year performance period ending December 31, 2013.

The following table provides additional information regarding grants of plan-based awards for the three-year service period ending December 31, 2013 (based on the threshold, target and maximum award levels as they existed as of December 31, 2013 under the balanced scorecards) to the current named executive officers.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date*	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)	(k)
Mark A.	3-25-13	111,038	222,075	444,150	1,680	3,360	6,720	―		―	―
Schroeder	12-16-13							351	(3)	―	―
Clay W. Ewing	3-25-13	63,000	126,000	252,000	960	1,920	3,810	―		―	―
Bradley M. Rust	3-25-13	40,425	80,850	161,700	630	1,230	2,460	―		―	―
Randall L. Braun	3-25-13	28,875	57,750	115,500	450	900	1,770	―		―	―
Keith A. Leinenbach	3-25-13	28,875	57,750	115,500	450	900	1,770	―		―	―

*As explained above, the grants of short-term awards and long-term awards with respect to 2013 performance were made February 24, 2014, but such 2014 grants were awarded with reference to performance goals that were substantially established at a meeting of the Board held on March 25, 2013. Solely for purposes of this presentation, the "grant date" is considered to be the date of the substantial establishment of the balanced scorecard performance goals at the March 25, 2013 meeting of the Board.

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(1) These columns reflect the estimated threshold, target and maximum levels of the potential grants under the short-term incentive plan and the estimated cash portion of the long-term incentive plan (under the balanced scorecard performance goals that were substantially established by Board action on March 25, 2013). The actual amounts of the awards (as fixed by action of the Board on February 24, 2014) have been reported in the Summary Compensation Table, above, and details of these actual amounts are set forth in the table included in footnote 3 to the Summary Compensation Table.

(2) These columns reflect the estimated threshold, target and maximum levels of restricted shares that could have been awarded under the long-term incentive plan (under the balanced scorecard performance goals that were substantially established by Board action on March 25, 2013). The estimated number of restricted shares was determined by taking one-half the projected long-term incentive award and dividing this amount by the market price of the Company's common shares at the end of the Fiscal Year (based on the NASDAQ Official Closing Price of $28.424 for the Company's common shares on December 31, 2013 then rounded up to the nearest whole number 30-share block that is divisible by three).

(3) As noted above and as detailed in the Director Compensation section, below, Mr. Schroeder was awarded a grant of restricted stock of 351 common shares of the Company on December 16, 2013. Subject to his continued service on the Board and satisfaction of certain attendance requirements, the shares will vest on December 5, 2014.

Option Exercises and Stock Vested

The following table provides information regarding stock options exercised (none during 2013) and stock grants becoming vested in 2013 with respect to the named executive officers. The stock grants reported below consist of the one-third part of the restricted stock portion of the LTI Awards granted on March 15, 2013, based on performance for the three-year period ending December 31, 2012, which vested effective December 5, 2013.

OPTION EXERCISES AND STOCK VESTED

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Mark A. Schroeder	―	―	1,430	40,541
Clay W. Ewing	―	―	810	22,964
Bradley M. Rust	―	―	520	14,742
Randall L. Braun	―	―	380	10,773
Keith A. Leinenbach	―	―	380	10,773

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Outstanding Equity Awards at Fiscal Year-End

The following table includes information regarding the outstanding equity awards of our named executive officers at December 31, 2013.  For this purpose, the number of Stock Awards reported in column (g) represents (a) the unvested portions of the restricted shares granted in 2013 (with respect to corporate performance during the three-year period ended December 31, 2012) and (b) all of the restricted shares issued in March 2014 (with respect to corporate performance during the three-year period ended December 31, 2013).  The long-term corporate performance scorecards for the three-year period ended December 31, 2013, were established by Board action on March 25, 2013.  The dollar values of the March 2013 scorecard performance targets were determinable as of December 31, 2013 and, therefore, the number of shares actually issued March 17, 2014, in satisfaction of those dollar values (based on the March 14, 2014 fair market value of our common shares) are included in the column (g) figures as if they had been awarded effective December 31, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Mark A. Schroeder	1,000	―	―	$13.14	06/01/2015	―	―	―	―
Mark A. Schroeder	1,000	―	―	$13.25	06/01/2016	―	―	―	―
Mark A. Schroeder						7,240	$205,790	―	―
Clay W. Ewing	―	―	―	―	―	4,110	$116,822	―	―
Bradley M. Rust	―	―	―	―	―	2,630	$74,775	―	―
Randall L. Braun	―	―	―	―	―	1,900	$54,006	―	―
Keith A. Leinenbach	―	―	―	―	―	1,900	$54,006	―	―

Nonqualified Deferred Compensation

As noted under “Compensation Discussion and Analysis” above under the section entitled "Retirement/Deferred Compensation Benefits," Messrs. Schroeder, Ewing and Rust participated in the Nonqualified Savings Plan in 2013. In addition, Mr. Rust was the only participant in an Executive Supplemental Retirement Income Agreement that provides for a supplemental retirement benefit (which, as a defined benefit, is disclosed in the "Pension Benefits" section below).

The following table provides information regarding nonqualified deferred contribution and earnings credits for 2013 with respect to the named executive officers.

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NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (3)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Mark A. Schroeder (1)	19,993	34,765	47,916	―	341,601
(2)	―	―	33,020	―	299,266
Clay W. Ewing (4)	―	13,896	12,231	―	51,854
Bradley M. Rust	―	5,664	―	―	9,390
Randall L. Braun	―	―	―	―	―
Keith A. Leinenbach	―	―	―	―	―

(1) Amounts in line (1) relate to the CEO's participation in the Nonqualified Savings Plan. Earnings reported in line (1), column (d), represent the change in market value of the investments in which Mr. Schroeder directs the investment of his account.

(2) Amounts in line (2) relate to the CEO's participation in the Deferred Director Compensation Plan, which has been frozen since December 31, 1996. Earnings reported in line (2), column (d) represent earnings under the Plan.

(3) Amounts in column (c) represent the matching contributions accrued under the Nonqualified Savings Plan in 2013 that will be contributed in 2014.

(4) Earnings reported in column (d) represent the change in market value of the investments in which Mr. Ewing directs the investment of their accounts.

Pension Benefits

Through the end of 2013, we sponsored a frozen tax-qualified defined benefit plan that was known as the "Employees' Pension Plan of German American Bancorp." Of the named executive officers, only the Chief Financial Officer participated in this plan. This plan was terminated during December 2013 and as a result of that termination Mr. Rust received a payout of all of his accumulated benefits under this plan at that time, the amount of which is shown in the table below.

In addition, the Chief Financial Officer was the only participant in the Executive Supplemental Retirement Income Agreement that provides for a supplemental retirement benefit in the fixed amount (i.e., the benefit does not further increase based on either the age or the service of the Chief Financial Officer) of $26,340 per year for fifteen years and an additional $10,000 death benefit. The Chief Financial Officer is 100% vested in the benefit and amounts become payable upon his death, disability, termination of employment or retirement. Except in cases of death or disability, the benefit will commence on the first day of the month following his 65th birthday. If he terminates employment prior to age 65 but after age 60, he may elect to commence benefits prior to age 65 but a reduction will be applied equal to 6% per year for each year in which benefits are commenced prior to age 65. Death benefits, including a $10,000 burial benefit, are payable to the Chief Financial Officer's beneficiary under the plan.

The following table provides information regarding benefits and distributions under these pension benefit arrangements with respect to the named executive officers.

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PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Mark A. Schroeder	―	―	―	―
Clay W. Ewing	―	―	―	―
Bradley M. Rust	Employees' Pension Plan of German American Bancorp	6	―	19,666
	Executive Supplemental Retirement Income Agreement	20	56,657	None
Randall L. Braun	―	―	―	―
Keith A. Leinenbach	―	―	―	―

Potential Payments on Termination or Change in Control

We are not party to any severance or other employment agreements with named executive officers. In addition, we have not entered into any change in control agreements with any of the named executive officers. The only potential termination/change in control benefits are as follows (determined as if the change in control occurred on December 31, 2013):

•	the 1999 LTI Plan provides that upon a change in control, and unless otherwise determined by the Board, all unvested awards become vested and all related restrictions lapse. All options issued under the 1999 LTI Plan are currently fully vested, and no restricted stock awards are currently outstanding under the 1999 LTI Plan (quantification is not applicable as all options issued under the 1999 LTI Plan are fully vested and there are no restricted stock awards outstanding under the 1999 LTI Plan);

•	the 2009 LTI Plan provides that upon a change in control, and unless otherwise determined by the Board, all unvested awards become vested and all related restrictions lapse. No stock options have been issued under the 2009 LTI Plan to the named executive officers; however:

o	a total of 10,560 shares of restricted stock were issued during 2013 pursuant to LTI Awards that were granted in 2013 to the named executive officers as a group, of which a total of 3,520 of such shares (one third for each such officer) became fully vested (with the restriction lapsing) as of December 5, 2013 and the remaining 7,040 shares (two thirds for each such officer) will not become vested until December 5, 2014 and December 5, 2015, respectively, in equal installments; accordingly, had a change in control occurred as of December 31, 2013, each of the named executive officers would have been entitled to vesting of their then-unvested restricted shares which would have had the following values (based on the closing price of $28.424 per share on December 31, 2013) as of such date: Mr. Schroeder, $81,293, Mr. Ewing, $46,046, Mr. Rust, $29,561, Mr. Braun, $21,602, and Mr. Leinenbach, $21,602; and
o	With respect to the 351 restricted shares granted to Mr. Schroeder as director of the Company on December 16, 2013, such shares were not vested as of December 31, 2013 and had a change in control occurred as of such date, Mr. Schroeder would have been entitled to vesting of such shares which would have had a value of $9,978 (based on a closing price of $28.424 per share on December 31, 2013).

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•	as noted under Compensation Discussion and Analysis above, under the section entitled "Retirement/Deferred Compensation Benefits," Messrs. Schroeder, Ewing and Rust were participants in the Nonqualified Savings Plan as of December 31, 2013. If elected by the participant, he (or his or her beneficiary) will receive a lump sum or installment distribution of his deferrals and matching contributions from the Nonqualified Savings Plan, beginning upon termination of employment, retirement, early retirement or disability. In the event of a change in control of the Company, any unvested amounts allocated to a participant's account shall become fully vested (the named executive officers have elected to receive their account balances under the Nonqualified Savings Plan (account balances as of December 31, 2013 are disclosed in column (f) of the Nonqualified Deferred Compensation table, above) as follows: in a single lump sum payment upon the attainment of normal retirement age as defined under the Nonqualified Savings Plan (Messrs. Schroeder, Ewing and Rust). In addition, Mr. Rust has elected to receive his benefits in a single lump sum payment upon a change in control of the Company); and

•	as noted under the Pension Benefit disclosure above, the Chief Financial Officer's accrued benefit under the Executive Supplemental Retirement Income Agreement will become payable at age 65, unless he terminates after attaining age 60 and elects to commence a reduced early retirement benefit. Payment of the benefits under this Agreement is conditioned on the Chief Financial Officer not violating a non-competition covenant under the Agreement (the present value of the accumulated benefit as of December 31, 2013 is disclosed in column (d) of the Pension Benefit table, above).

Director Compensation

The Company compensates its directors for their service to the Company and the Company's subsidiaries and banking divisions based on a twelve-month period commencing with each year's annual reorganization meeting of the Board. The Governance/Nominating Committee made a recommendation with respect to director compensation to the Board and the Board approved such recommendation at its annual reorganization meeting on June 24, 2013.

For services of directors during the current annual period that commenced at the 2013 annual Board reorganization meeting, the Company has compensated its directors, including the CEO, through an annual retainer of $20,000 paid in cash during 2013 in a lump sum (which was earned regardless of the number of meetings held or attended, and regardless of committee membership or attendance) and an additional attendance fee of $600 for each meeting of the Board that is attended during this period and $450 for each committee meeting that is attended during this period (with the exclusion of the CEO who does not receive attendance fees for meetings of committees for which he is an ex officio member). For services of directors during 2013, the Company also paid a lead director fee of $7,500 and annual committee chairman fees of (i) $3,500 for the Compensation/Human Resources and Credit Risk Management Committees and (ii) $5,000 for the Audit Committee. For services of directors during the period commencing at the 2012 annual Board reorganization meetings and ending at the 2013 annual Board reorganization meeting, the Company compensated its directors, including the CEO, through annual retainers paid in cash in a lump sum during 2012 in the amount of $20,000. The Company also paid an additional $600 attendance fee for each meeting of the Board that was attended during the entirety of that period.

Members of the Board who serve as Board representatives of a regional advisory board of directors receive attendance fees of $450 for each meeting actually attended, with the exclusion of the CEO who is not eligible for such attendance fees. Directors attending concurrent meetings of the Board and the board of directors of German American Bancorp (our bank subsidiary) are eligible to receive a single attendance fee of $600 for each combined meeting actually attended. Members of the Board who are not employees of the Company attending the sequential meetings of German American Insurance, Inc. and German American Financial Advisors & Trust Company are eligible to receive a single attendance fee of $450 for each combined meeting actually attended.

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On December 16, 2013, the Board granted 351 shares of restricted common stock of the Company as an additional retainer to the current members of the Board of Directors, including Mark A. Schroeder, the Company’s Chief Executive Officer, under the 2009 Equity Incentive Plan. Accordingly, 351 shares of common stock of the Company (restricted as to transferability and vesting under the terms of the Board resolutions granting the awards) were issued to each of the Company’s 11 directors (including Mr. Schroeder) effective as of the close of business on December 16, 2013, or an aggregate of 3,861 shares. Under the terms of the award resolutions, none of the grants of restricted stock will be transferable prior to December 5, 2014, and (with the exception of Mr. Mehne ) each award will be forfeited and all shares issued under the award will be cancelled should the holder of the award not continue in service as a director of the Company through December 5, 2014, for any reason other than death or disability, or (for any reason other than disability) were to fail to attend in person 75 percent of the meetings of the boards and committees on which he or she was a member during the period commencing on January 1, 2014, through December 5, 2014, or were to fail to attend (other than by reason of disability or illness or bona fide emergency) the Company's annual meeting of shareholders held in 2014. Notwithstanding the above vesting standards, the Board retains the discretion to waive the forfeiture provisions or accelerate vesting.

The table below shows all compensation paid during 2013 to our directors who served during 2013 and who were not also named executive officers in 2013. Please note that Mr. Schroeder is the only named executive officer who is also a director. Mr. Schroeder's cash director fees of $26,000 in 2013 are reported in the "All Other Compensation " column of the Summary Compensation Table, shown previously, while his restricted stock grant of 351 shares on December 16, 2013 is reflected in the Stock Awards column of the Summary Compensation Table, shown previously.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards	Non-Equity Incentive Compensation	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($) (2)	All Other Compensation	Total ($)
Douglas A. Bawel	34,900	9,993	―	―	―	―	44,893
Christina M. Ernst	30,950	9,993	―	―	―	―	40,943
Marc D. Fine	35,350	9,993	―	―	―	―	45,343
Richard E. Forbes(3)	3,750	—	―	―	―	―	3,750
U. Butch Klem	39,800	9,993	―	―	―	―	49,793
J. David Lett	30,500	9,993	―	―	―	―	40,493
Gene C. Mehne	31,250	9,993	―	―	4,009	―	45,252
M. Darren Root	44,000	9,993	―	―	―	―	53,993
Chris A. Ramsey	30,950	9,993	―	―	―	―	40,943
Thomas W. Seger	35,200	9,993	―	―	―	―	45,193
Michael J. Voyles	30,050	9,993	―	―	―	―	40,043

(1) See description above regarding the grant on December 16, 2013 of 351 restricted shares to each of the directors (including Mr. Schroeder). Subject to the continued service and attendance obligations described above, such restricted shares will vest on December 5, 2014.

(2) In the case of Director Mehne, this column reflects the above-market portion of earnings credits under our Deferred Director Compensation Plan, which has been frozen since December 31, 1996.

(3) Mr. Forbes resigned from our Board effective July 1, 2013.

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2013, we have not participated in any transaction or series of related transactions (and there is no currently proposed transaction as of the date of this Proxy Statement) that involved (or is proposed to involve) an amount greater than $120,000 in which any of our directors, executive officers or members of their immediate families had (or would have) a direct or indirect material interest, except for payments for legal services rendered by Mr. Fine’s law firm (described below) and for those transactions that are not required to be separately reported under the rules of the SEC for disclosure of related person transactions.

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Mr. Fine, a Director of the Company, is a partner in the Evansville, Indiana law firm of Rudolph, Fine, Porter & Johnson, LLP. This law firm from time to time represents the interests of the Company and its subsidiaries in legal matters arising in the Evansville area. During 2013, the fees and expenses paid to Mr. Fine’s law firm (primarily in relation to a single matter that was not being handled by Mr. Fine personally) were approximately $170,000.

The Company's bank subsidiary has (and expects to continue to have in the future) loan transactions in the ordinary course of business with directors and officers of the Company and their associates and members of their immediate families. These loans have been made on substantially the same terms, including interest rates, collateral and repayment terms on extensions of credit, as those prevailing at the same time for comparable loans with persons not related to the lender and did not involve more than the normal risk of collectibility or present other unfavorable features, and none of them are disclosable by us as nonaccrual, past due, restructured or potential problems (as those terms are defined by an SEC industry guide applicable to disclosures by bank holding companies).

As required by the listing standards of NASDAQ, the Audit Committee of our Board has the authority and responsibility for reviewing and approving all related party transactions of a type and size that would be required to be reported to shareholders and the SEC under the rules of the SEC for disclosure of related person transactions. Accordingly, transactions in which we participate (or are proposed to participate) that are covered by this review and approval requirement include but are not limited to most types of financial transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships, in which any of our directors, executive officers or members of their immediate families have a direct or indirect material interest (as determined in accordance with the SEC rules) and involve an amount in excess of $120,000. Certain types of transactions are not reportable in our annual meeting proxy statements under the SEC related person transaction disclosure rules, however, and therefore do not require Audit Committee review, including:

•	loan transactions of our Company's bank subsidiary in which our directors, executive officers or members of their immediate families may have a direct or indirect material interest, if such loans satisfy the standards (described by the preceding paragraph) for non-disclosure under the SEC rules;

•	payments of dividends made by us to our directors and our Named Executive Officers solely as a result of their ownership of our common shares and payments of principal and interest with respect to indebtedness owed by us to such persons that was evidenced by our now-redeemed debentures;

•	compensation paid by us to our directors and to our "Named Executive Officers" that is disclosable as compensation in our annual meeting proxy statements and is in fact disclosed as such; and

•	compensation paid to any executive officer (other than a Named Executive Officer) if he or she is not an immediate family member of another executive officer or director, such compensation would have been reportable as compensation in this proxy statement if he or she were a Named Executive Officer for the year in question, and the compensation has been approved by our Compensation/Human Resources Committee.

Neither our Board nor its Audit Committee has adopted any written statement of policies and procedures to be applied in reviewing any such related person transactions, other than the provision in the Audit Committee charter described above that defines the types of transactions requiring review and approval. The Audit Committee, however, in reviewing and approving any such related person transaction, would be bound to abide by the standards of loyalty and care established by the Indiana Business Corporation Law for directors of corporations (like the Company) that are incorporated under Indiana law. These standards require that the directors on the Audit Committee, based on the facts then known to them, discharge their duties as members of the Audit Committee in good faith; with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and in a manner that they reasonably believe to be in the best interests of the Company.

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PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our Board is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public.

The Company has designed its executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase shareholder value. We believe that our compensation policies and procedures are centered on pay-for-performance principles and are strongly aligned with the long-term interests of our shareholders. See “Compensation of Executive Officers – Compensation Discussion and Analysis” above.

The Securities and Exchange Commission has adopted requirements commonly referred to as the “Say-on-Pay” rules. As required by those rules, the Company is presenting the following proposal, which gives you as a shareholder the opportunity to endorse or not endorse our pay program for the five executive officers who are named in the compensation tables included in this proxy statement (our “Named Executive Officers”) by voting for or against the following resolution (a “say-on-pay” vote). While the vote on the resolution is advisory in nature and therefore will not bind us to take any particular action, our Board intends to carefully consider the shareholder vote resulting from the proposal in making future decisions regarding our compensation program.

“RESOLVED, that the shareholders approve the compensation of the Company’s Named Executive Officers, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, and as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative executive compensation disclosures contained in the proxy statement.”

Required Vote of Shareholders

The affirmative vote of a majority of the votes cast by holders of common shares who are present in person or by proxy at a meeting at which a quorum is present is required (on a non-binding advisory basis) to endorse the compensation of the Company’s Named Executive Officers pursuant to Proposal 2.

Our Board recommends that you vote FOR approval of the resolution approving the compensation of our Named Executive Officers (Proposal 2 on the proxy card).

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PROPOSAL 3

ADVISORY VOTE ON THE APPROVAL OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In accordance with its charter, the Audit Committee of our Board has selected the firm of Crowe Horwath LLP ("Crowe Horwath"), an independent registered public accounting firm, to be the Company's auditors for the fiscal year ending December 31, 2014, and our Board is asking shareholders (on a non-binding advisory basis) to approve that appointment. We are not required to have the shareholders approve the selection of Crowe Horwath as our independent auditor. We nonetheless are doing so because we believe it is a matter of good corporate practice. If the shareholders do not approve the selection, the Audit Committee will reconsider the retention of Crowe Horwath, but ultimately may decide to retain Crowe Horwath as the Company's independent auditor. Even if the selection is approved, the Audit Committee, in its discretion, may change the appointment at any time if it determines that such a change would be in the best interests of the Company and its shareholders.

Before selecting Crowe Horwath, the Audit Committee carefully considered that firm's qualifications as an independent registered public accounting firm for the Company. This included a review of its performance in prior years, including the firm's efficiency, integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with Crowe Horwath in all of these respects. The Company has been advised by Crowe Horwath that neither it nor any of its associates has any direct or material indirect financial interest in the Company.

Crowe Horwath served as independent registered public accounting firm for the Company with respect to the audits of the Company's consolidated financial statements and internal control over financial reporting for 2013 and has been engaged by the Company's Audit Committee to serve as independent registered public accounting firm for the Company with respect to the audits of the Company's consolidated financial statements and internal control over financial reporting for 2014. Representatives of Crowe Horwath will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Our Board recommends that shareholders vote "FOR" approval of the appointment of Crowe Horwath as the Company's independent registered public accounting firm for fiscal 2014.

Required Vote of Shareholders

The affirmative vote of a majority of the votes cast by holders of common shares who are present in person or by proxy at a meeting at which a quorum is present is required (on a non-binding advisory basis) to approve the appointment of Crowe Horwath.

Our Board recommends that you vote FOR the proposal to approve Crowe Horwath as the Company's registered independent public accounting firm for 2014 (Proposal 3 on the proxy card).

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SECTION 16(a): BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who beneficially own more than ten percent of the Company's Common Shares to file with the Securities and Exchange Commission reports showing ownership of and changes in ownership of the Company's Common Shares and other equity securities. On the basis of information submitted by the Company's directors and executive officers, the Company believes that its directors and executive officers timely filed all required Section 16(a) filings for fiscal 2013 and (except as disclosed in prior years' proxy statements) for prior years, except for the inadvertent failures of (a) each of Directors Bawel, Ernst, Klem, Seger ,and Voyles to report on a timely basis their stock purchase transactions effected automatically on their behalf on April 15, 2103, pursuant to our direct share purchase plan, (b) Director Lett to report (i) multiple open market sales of stock made by a brokerage account in which he had an indirect interest from 2006 through November 2013, and (ii) his acquisition of shares in December 2013 from the Company as part of the award of shares to all Directors effective December 16, 2013; and (c) Director Ramsey to report on a timely basis the purchase on April 3, 2013.

SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

A shareholder desiring to submit a proposal for inclusion in the Company's proxy statement for the annual meeting of shareholders to be held in the year 2015 must deliver the proposal so that it is received by the Company no later than December 15, 2014. Proposals should be mailed to the Chairman of the Governance/Nominating Committee of the Board of Directors, in care of the Corporate Secretary, at German American Bancorp, Inc., 711 Main Street, Box 810, Jasper, Indiana 47547-0810, by certified mail, return-receipt requested.

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German American Bancorp, Inc.

C123456789

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 15, 2014.

Vote by Internet

- Log on to the Internet and go to **www.envisionreports.com/GABC**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 3 and 4.

+

1. Election of Directors. Each to hold office until the annual meeting of shareholders in 2017:

	For	Withhold
01 - Christina M. Ernst	☐	☐
02 - M. Darren Root	☐	☐
03 - Mark A. Schroeder	☐	☐

	For	Against	Abstain
2. Consider approval on an advisory basis of the compensation of the Company's named executive officers.	☐	☐	☐
3. Consider approval on an advisory basis of the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014.	☐	☐	☐

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1UPX 1944621

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

01SS0B

German American Bancorp, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 3 and 4.

+

1\. Election of Directors. Each to hold office until the annual meeting of shareholders in 2017:

Nominee	For	Withhold
01 - Christina M. Ernst	☐	☐
02 - M. Darren Root	☐	☐
03 - Mark A. Schroeder	☐	☐

Proposal	For	Against	Abstain
2. Consider approval on an advisory basis of the compensation of the Company's named executive officers.	☐	☐	☐
3. Consider approval on an advisory basis of the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014.	☐	☐	☐

4\. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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